Exhibit 10.1

AGREEMENT AND PLAN OF MERGER

BY AND AMONG

NEWGEN BIOPHARMA CORPORATION,

RETROSPETTIVA, INC. AND

RETROSPETTIVA ACQUISITIONS, INC.

Dated as of July 22, 2010

TABLE OF CONTENTS

		Page
ARTICLE I	DEFINITIONS	1
1.1	Definitions	1
1.2	Exhibits	8

ARTICLE II	THE MERGER	8
2.1	The Merger	8
2.2	Closing	8
2.3	Filing of Certificate of Merger	8
2.4	Effect of Merger	8
2.5	Certificates of Incorporation and Bylaws	9
2.6	Directors and Officers	9
2.7	Effect on Stock.	9
2.8	No Further Ownership Rights in Company Stock	10
2.9	Exchange of Certificates.	10
2.10	Exemption from Registration	11
2.11	Further Action	11

ARTICLE III	CONDITIONS TO CLOSING	11
3.1	Conditions to the Obligations of the Company	11
3.2	Conditions to Parent’s and the Merger Subsidiary’s Obligations	14

ARTICLE IV	COVENANTS PRIOR TO CLOSING	16
4.1	Affirmative Covenants	16
4.2	Negative Covenants	17
4.3	Notice of Developments.	19
4.4	Exclusivity	20
4.5	HSR Act Filing	20
4.6	Consents	20
4.7	Publicity	20
4.8	Super 8-K Preparation and Filing	20
4.9	Other Filings	21
4.10	Company Shareholder Approval	21
4.11	Votes of Principal Shareholders	21
4.12	Financing	21
4.13	Copies of Tax Returns	21
4.14	Other Actions	22
4.15	Required Information	22

ARTICLE V	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	22
5.1	Organization and Power; Subsidiaries and Investments	23
5.2	Authorization	23
5.3	Capitalization	23

i

5.4	No Breach	24
5.5	Financial Statements.	24
5.6	Absence of Certain Developments	24
5.7	Real Property Leases	25
5.8	Title to Assets	25
5.9	Contracts and Commitments.	25
5.10	Proprietary Rights.	27
5.11	Governmental Licenses and Permits	28
5.12	Proceedings	29
5.13	Compliance with Laws	29
5.14	Environmental Matters	29
5.15	Employees	29
5.16	Employee Benefit Plans.	30
5.17	Insurance.	31
5.18	Tax Matters.	31
5.19	Brokerage	32
5.20	Undisclosed Liabilities	32
5.21	Information Regarding Directors and Officers	32
5.22	Books and Records	32
5.23	Interest in Customers, Suppliers and Competitors	32
5.24	Shareholder Notice Materials	33
5.25	FCPA Compliance	33
5.26	Financial Recordkeeping and Reporting Compliance	33
5.27	OFAC Compliance	33
5.28	Full Disclosure	33

ARTICLE VI	REPRESENTATIONS AND WARRANTIES OF PARENT AND THE MERGER SUBSIDIARY	34
6.1	Organization and Power; Subsidiaries and Investments	34
6.2	Authorization	34
6.3	Capitalization	35
6.4	No Breach	35
6.5	Financial Statements.	35
6.6	Absence of Certain Developments	36
6.7	Real Property Leases	36
6.8	Title to Assets	36
6.9	Contracts and Commitments.	36
6.10	Proprietary Rights.	37
6.11	Governmental Licenses and Permits	38
6.12	Proceedings	38
6.13	Compliance with Laws	38
6.14	Environmental Matters	38
6.15	Employees	39
6.16	Employee Benefit Plans.	39
6.17	Insurance	40
6.18	Tax Matters.	40
6.19	Brokerage	41

ii

6.20	Undisclosed Liabilities	41
6.21	Information Regarding Directors and Officers	41
6.22	Books and Records	41
6.23	Interest in Customers, Suppliers and Competitors	41
6.24	Other Filings	42
6.25	Full Disclosure	42
6.26	SEC Filings	42
6.27	Independent Accountants	42
6.28	Sarbanes-Oxley Compliance	43
6.29	FCPA Compliance	43
6.30	Financial Recordkeeping and Reporting Compliance	43
6.31	OFAC Compliance	43
6.32	Internal Controls	43

ARTICLE VII	TERMINATION	44
7.1	Termination	44
7.2	Effect of Termination	44
7.3	Waiver of Right to Terminate	44

ARTICLE VIII	ADDITIONAL AGREEMENTS; COVENANTS AFTER CLOSING	45
8.1	Mutual Assistance	45
8.2	Survival of Representations, Warranties, Covenants and Agreements	45
8.3	Indemnification by the Parent Control Shareholders.	45
8.4	Indemnification by the Company	46
8.5	Remedies	46
8.6	Specific Performance	46
8.7	Notice Of Claim	47
8.8	Confidentiality	48
8.9	Expenses	48
8.10	Disputes; Arbitration Procedure.	48
8.11	Further Transfers	49
8.12	Transfer Taxes; Recording Charges	49

ARTICLE IX	MISCELLANEOUS	49
9.1	Amendment and Waiver	49
9.2	Notices	49
9.3	Assignment	50
9.4	Severability	50
9.5	No Strict Construction	50
9.6	Captions	51
9.7	No Third Party Beneficiaries	51
9.8	Complete Agreement	51
9.9	Counterparts	51
9.10	Governing Law and Jurisdiction	51

iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER is made and entered into as of July 22, 2010, by and among NewGen BioPharma Corporation, a New Jersey corporation (the “Company”), Retrospettiva, Inc., a California corporation (“Parent”), and Retrospettiva Acquisitions, Inc., a New Jersey corporation and wholly-owned subsidiary of Parent (the “Merger Subsidiary”).  The Company, Parent and the Merger Subsidiary are sometimes referred to herein, individually, as a “Party” and, collectively, as the “Parties.”

RECITALS:

A.           Parent, the Merger Subsidiary and the Company desire to enter into this Agreement pursuant to which the Merger Subsidiary will be merged (the “Merger”) with and into the Company and whereby each outstanding share of the Company’s common stock, no par value (the “Company Stock”) will be converted into the right to receive the Merger Consideration.

B.           The respective Boards of Directors of Parent, the Merger Subsidiary and the Company have determined that the Merger is fair to and in the best interests of Parent, the Merger Subsidiary and the Company and their respective Shareholders.

C.           The respective Boards of Directors of Parent, the Merger Subsidiary and the Company have unanimously approved this Agreement and the transactions contemplated hereby.

D.           The Parties desire to effect the Merger as a “reorganization” under the Internal Revenue Code of 1986, as amended (the “Code”), so that the Merger will not be taxable to the Parties or their respective Shareholders and this Agreement constitutes a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-1(c).

In consideration of the premises, the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions.  As used in this Agreement, the following terms have the meanings set forth below.

“1933 Act” means the Securities Act of 1933, as amended.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such Person.

“Agreement” means this Agreement and Plan of Merger, together with all schedules and exhibits attached hereto.

“Business” means the Company’s business of discovering and developing proprietary pharmaceutical drugs designed to address a range of human diseases.

“Certificate of Merger” means the Certificate of Merger satisfying the applicable requirements of the NJBCA, a copy of which is attached as Exhibit A hereto.

“Claims” or a “Claim” mean all demands, claims, actions or causes of action, assessments, complaints, directives, citations, information requests issued by any Governmental Agency, legal proceedings, orders, notices of potential responsibility, losses, all damages of whatever nature (including, without limitation, diminution in value and lost profits), Liabilities,

“Closing” means, subject to the satisfaction of the conditions set forth in this Agreement and compliance with the other provisions hereof, the closing of the transaction contemplated by this Agreement.

“Closing Date” means the date on which the Closing shall occur.

“Code” has the meaning set forth in the Recitals.

“Company Financial Statements” means financial statements of the Company to be filed as part of the Super 8-K, which shall include a presentation of such periods as is required by SEC rules and regulations.

“Company Material Adverse Effect” means any Event that, individually or in the aggregate with all other Events, is materially adverse to the Company’s Business or the assets, liabilities, financial condition or operating results of the Company or would reasonably be expected to prevent or materially delay or impair the consummation of the transactions contemplated by this Agreement; provided, however, that no Event will be deemed (either alone or in combination) to constitute, nor will be taken into account in determining whether there has been or may be, a Company Material Adverse Effect to the extent that it arises out of or relates to: (i) a general deterioration in the United States economy, (ii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war (whether or not declared) or the occurrence of any other calamity or crisis, including an act of terrorism, (iii) a natural disaster or any other natural occurrence beyond the control of the Company, (iv) the disclosure of the fact that Parent is the prospective acquirer of the Company, (v) the announcement or pendency of the transactions contemplated hereby, or (vi) any action required by this Agreement.

“Company Stock” has the meaning set forth in the Recitals.

“Contracts” means with respect to any Person, all agreements, contracts, commitments, franchises, covenants, authorizations, understandings, licenses, mortgages, promissory notes, deeds of trust, indentures, leases, plans or other instruments, certificates or obligations, whether written or oral, to which said Person is a party, under which said Person has or may acquire any right or has or may become subject to any obligation or by which said Person, any of said Person’s outstanding shares of stock or any of its assets is bound.

“Effective Time” means the effective time of the Merger pursuant to the application of Section 10.4.1 of the NJBCA, which shall be the date of filing of the Certificate of Merger with the New Jersey Secretary of State or such later date as may be agreed to by the Company and Parent and specified in the Certificate of Merger.

“Environmental Laws” means all applicable Laws concerning public health and safety, the pollution or protection of the environment or the use, generation, transportation, storage, treatment, processing, disposal or release of Hazardous Substances, as the foregoing are enacted and in effect on the Closing Date, including, without limitation, the Federal Solid Waste Disposal Act, as amended, the Federal Clean Air Act, as amended, the Federal Clean Water Act, as amended, the Federal Resource Conservation and Recovery Act of 1976, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Toxic Substances Control Act, as amended, regulations of the Environmental Protection Agency, regulations of the Nuclear Regulatory Agency and regulations of any state or local department of natural resources or other environmental protection agency.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Event” means any event, circumstance, change or effect relating to any Party, as the case may be.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

“GAAP” means generally accepted accounting principles, consistently applied, in the United States.

“Governmental Agency” means any court, tribunal, administrative agency or commission, taxing authority or other governmental or regulatory authority, domestic or foreign, of competent jurisdiction, including, without limitation, agencies, departments, boards, commissions or other instrumentalities of any country or any political subdivisions thereof.

“Governmental Licenses” means all permits, licenses, franchises, orders, registrations, certificates, variances, approvals and other authorizations obtained from any Governmental Agency.

“Hazardous Substances” means any flammables, explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, hazardous wastes, hazardous or toxic substances, pollutants or contaminants or related materials regulated under, or as defined in any Environmental Law.

“Indebtedness” means, with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments (including, without limitation, any shareholder notes, deferred purchase price obligations or earn-out obligations issued or entered into in connection with any acquisition undertaken by such Person); (iii) all obligations in respect of letters of credit and bankers’ acceptances issued for the account of such Person; (iv) all obligations of such Person under any capitalized lease; (v) all liabilities and obligations pursuant to any interest rate swap agreements; and (vi) any accrued interest, prepayment premiums, breakage fees, penalties or similar amounts related to any of the foregoing.

“Knowledge” means (i) in the case of an individual, the actual knowledge of such individual, (ii) in the case of any Person other than an individual, the actual knowledge of the Board of Directors or senior level management employees (or individuals serving in similar capacities) of such Person.

“Law” or “Laws” means any and all federal, state, local or foreign laws, statutes, ordinances, codes, rules, regulations or Orders.

“Leased Real Property” means all of the right, title and interest of the Company and/or Parent, as the case may be, under all leases, subleases, licenses, concessions and other agreements (written or oral), pursuant to which the Company or Parent holds a leasehold or sub-leasehold estate in, or is granted the right to use or occupy, any land, buildings, improvements, fixtures or other interest in real property which is used in the operation of the Company’s Business or leased by the Company or Parent.

“Leases” means those leases and subleases of the Leased Real Property.

“Liability” means, with respect to any Person, any liability, debt, loss, cost, expense, fine, penalty, obligation or damage of any kind, whether known, unknown, contingent, asserted, accrued, unaccrued, liquidated or unliquidated, or whether due or to become due.

“Lien” means any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, option, debt, charge, claim or restriction of any kind.

“Lock-Up Agreement” means the agreement between the Parent Control Shareholders and Parent in substantially the form attached hereto as Exhibit B.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” means with respect to each share of Company Stock, a number of shares of Parent Common Stock equal to 50,000,000 divided by the number or shares of Company Stock outstanding immediately prior to the completion of the Merger.

“Money Laundering and Related Laws” means (i) applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, including the Money Laundering Control Act of 1986, as amended, and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Agency, (ii) the Bank Secrecy Act, as amended, or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

“NJBCA” means the New Jersey Business Corporation Act.

“OFAC” means the Office of Foreign Assets Control of the U.S.  Treasury Department.

“Order” means, with respect to any Person, any award, decision, decree, injunction, judgment, order or ruling directed to and naming such Person.

“Other Filings” has the meaning set forth in Section 4.9.

“Parent Common Stock” means the common stock, no par value per share, of Parent, the price of which is quoted on the Over the Counter Bulletin Board under the ticker symbol “RTRO.”

“Parent Control Shareholders” means Gary A. Agron and Borivoje Vukadinovic, who, as of the date hereof, collectively own, of record and beneficially, 11,891,974 shares of Parent Common Stock.

“Parent Financial Statements” mean the financial statements of Parent to be filed as part of the Super 8-K, which shall include a presentation of such periods as is required by SEC rules and regulations, and/or the financial statements of Parent included in Parent’s Forms 10-K, Forms 10-Q, and registration statements or prospectuses filed with the SEC at any time, as the context requires.

“Parent Material Adverse Effect” means any Event that, individually or in the aggregate with all other Events, is materially adverse to the assets, liabilities or financial condition of Parent or the Merger Subsidiary or would reasonably be expected to prevent or materially delay or impair the consummation of the transactions contemplated by this Agreement; provided, however, that no Event will be deemed (either alone or in combination) to constitute, nor will be taken into account in determining whether there has been or may be, a Company Material Adverse Effect to the extent that it arises out of or relates to: (i) a general deterioration in the United States economy, (ii) the outbreak or escalation of hostilities involving the United States, the declaration by the United States of a national emergency or war (whether or not declared) or the occurrence of any other calamity or crisis, including an act of terrorism, (iii) a natural disaster or any other natural occurrence beyond the control of Parent, (iv) the announcement or pendency of the transactions contemplated hereby, or (v) any action required by this Agreement.

“Parent Preferred Stock” means the Series A convertible preferred stock, no par value, of Parent.

“Parent Stock” means Parent Common Stock or Parent Preferred Stock, as applicable.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permitted Liens” means (i) landlords’, mechanics’, materialmens’, carriers’, workmens’, contractors’ and warehousemens’ Liens arising or incurred in the ordinary course of business and for amounts which are not delinquent and are not, individually or in the aggregate, material in nature, (ii) Liens for Taxes not yet due and payable or for Taxes that are being contested in good faith, provided that a reserve for such contested Taxes is maintained by the responsible Party, (iii) liens imposed by applicable Laws, and (iv) Liens that do not materially interfere with the ordinary conduct of the Company’s business or materially detract from the use, occupancy, value or marketability of title of the assets that are subject thereto.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity (whether federal, state, county, city or otherwise and including, without limitation, any instrumentality, division, agency or department thereof).

“Personal Property” means all tangible personal property owned or used by the Company and Parent, as the case may be, in the conduct of each entity’s business, including, without limitation, all furniture, computer hardware, fixtures that are not affixed to real property, laboratory equipment and quality control testing equipment, accessories and tools, wherever located.

“Pre-Closing Period” means the period from the date of this Agreement through the Effective Time.

“Proceeding” means any action, arbitration, audit, complaint, investigation, litigation or suit (whether civil, criminal or administrative).

“Proprietary Rights” means: (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto and all foreign and domestic patents, patent applications and patent disclosures, together with all reissuances, continuations, continuations-in-part, divisionals, revisions, extensions and reexaminations thereof; (ii) all foreign and domestic trademarks, service marks, trade dress, logos and trade names and all goodwill associated therewith; (iii) all foreign and domestic copyrightable works, all foreign and domestic copyrights and all foreign and domestic applications, registrations and renewals in connection therewith; (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, code books, recipes, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, blue prints, specifications, customer and supplier lists, pricing and cost information and business and marketing plans and proposals); and (v) all copies and tangible embodiments thereof in whatever form or medium.

“Representatives” means a corporate or entity’s affiliates, officers, directors, employees or other agents and representatives.

“Rights” means, with respect to any Person, any option, warrant or other right to subscribe for or acquire shares of such Person’s capital stock.

“SAI” means Schumacher & Associates, Inc., Parent’s independent public accounting firm.

“Sarbanes-Oxley” means the Sarbanes Oxley Act of 2002, and the rules and regulations promulgated in accordance therewith, as the same may be amended from time to time.

“SEC” means the United States Securities and Exchange Commission.

“Shareholders” mean the shareholders of the Company, Parent or the Merger Subsidiary, as the case may be.

“Subsidiary” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (regardless of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.

“SJI” means Stonefield Josephson, Inc., the Company’s independent public accounting firm.

“Super 8-K” means the Form 8-K that Parent shall file with the SEC within four business days after the Effective Date, which Form 8-K will comply with all applicable SEC rules and regulations.

“Surviving Corporation” means the Company after the Merger is consummated, as the surviving corporation of the Merger.

“Tax” means any foreign, federal, state or local income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties, fines or additions thereto or additional amounts in respect of any of the foregoing.

“Tax Return” means any return, declaration, report, claim for refund, information return or other document (including any related or supporting schedule, statement or information) filed or required to be filed in connection with the determination, assessment or collection of any Tax.

“Transfer Agent” means Corporate Stock Transfer, Inc., located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209 or any successor transfer agent for the Parent Common Stock designated by the Parent.

1.2 Exhibits.  The Exhibits attached to this Agreement are set forth below.

Exhibit A  —  Certificate of Merger

Exhibit B  —  Lock-up Agreement of Parent Control Shareholders

Exhibit C  —  Resignation and Release

Exhibit D  —  Officer’s Certificate of Parent

Exhibit E  —  Officer’s Certificate of the Company

ARTICLE II

THE MERGER

2.1  The Merger.  Upon the terms and subject to the conditions set forth herein and the applicable provisions of the NJBCA, and on the basis of the representations, warranties, covenants and agreements contained herein, as of the Effective Time, the Merger Subsidiary shall merge with and into the Company, the separate corporate existence of the Merger Subsidiary shall cease and the Company shall continue its corporate existence under the NJBCA as the surviving corporation.

2.2  Closing.  The Closing shall take place at the offices of TroyGould PC, Suite 1600, 1801 Century Park East, Los Angeles, California 90067 on such date as is mutually agreed to by Parent and the Company as promptly as practicable (but in no event more than three business days) following the satisfaction or waiver of all conditions of the Parties to consummate the transactions contemplated by this Agreement (other than the conditions with respect to actions the respective Parties will take at the Closing itself), or at such other place or on such other date as is mutually agreeable to Parent and the Company.

2.3  Filing of Certificate of Merger.  Subject to the conditions set forth herein, the Company and the Merger Subsidiary shall as soon as possible on the Closing Date or such other date as Parent and the Company shall agree, cause the merger to be consummated by filing with the New Jersey Division of Revenue the duly executed Certificate of Merger.

2.4  Effect of Merger.  At the Effective Time, the effect of the Merger shall be as provided herein and the applicable provisions of the NJBCA.  Without limiting the generality of the foregoing, all of the properties, rights, privileges, powers and franchises of the Company and the Merger Subsidiary shall vest in the Surviving Corporation and all of the debts, liabilities, duties and obligations of the Company and the Merger Subsidiary shall become the debts, liabilities, duties and obligations of the Surviving Corporation.

2.5  Certificates of Incorporation and Bylaws.  Unless otherwise agreed to in writing by Parent and the Company:

(a)  the Certificate of Incorporation of the Company immediately prior to the Effective Time shall be amended to change the name of the Company to “NewGen Pharmaceutical Technologies, Inc.” and shall be the Certificate of Incorporation of the Surviving Corporation; and

(b)  the Bylaws of the Company immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation.

2.6  Directors and Officers.  As of the Closing, the members of the Board of Directors of Parent and of the Merger Subsidiary, and each person serving as an officer or employee of Parent or of the Merger Subsidiary, shall resign his or her respective positions by tendering written resignations to Parent in the form set forth as Exhibit C attached hereto, with copies to the Company, and the members of the Board of Directors of the Company who are members prior to the Closing shall simultaneously be appointed to serve as members of the Board of Directors of Parent, with such appointments to be effective as of the Closing.  The officers and directors of the Company immediately prior to the Effective Time shall be the officers and directors of the Surviving Corporation until their successors have been duly appointed and qualified.

2.7  Effect on Stock.

(a)  At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, the Merger Subsidiary, the Company or any Shareholders thereof:

(i)  Each share of Company Stock then outstanding shall be converted into the Merger Consideration; and

(ii)  Each share of the common stock, $0.00001 par value per share, of the Merger Subsidiary then outstanding shall be converted into one share of the validly issued, fully paid and non-assessable authorized common stock of the Surviving Corporation.

(b)  If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Stock or Parent Stock are changed into a different number or class of shares by reason of any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other similar transaction, then the Merger Consideration shall be appropriately adjusted.

(c)  No fractional shares of Parent Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued, and in lieu thereof, if a fractional share of Parent Stock would otherwise be issued to any Company stockholder, the number of shares of Parent Common Stock to be received by such Company stockholder who would otherwise be entitled to a fraction of a share of Parent Stock (after aggregating all fractional shares of Parent Stock to be received by such holder) shall receive $1 in cash in lieu of any fraction of a share of Parent Common Stock that would otherwise be issuable to such Company stockholder.

2.8  No Further Ownership Rights in Company Stock.  All shares of Parent Common Stock issued upon the surrender of the Company Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Stock, and there shall be no further registration of transfers on the records of the Company of shares of Company Stock which were outstanding immediately prior to the Closing.

2.9  Exchange of Certificates.

(a)  At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further resignation of transfers of the Company Stock on the records of the Company.  From and after the Effective Time, the holders of certificates representing ownership of the Company Stock outstanding immediately prior to the Effective Time shall cease to have rights with respect to such Common Stock, except as otherwise provided for herein.

(b)  Upon surrender of a Company Stock certificate to Parent or the Transfer Agent, the holder of such Company Stock certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Stock that such holder has the right to receive pursuant to the provisions hereof and the Company Stock certificate so surrendered shall be canceled.  Until surrendered as contemplated by this Section 2.9, each Company Stock certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Stock as contemplated hereby.  If any certificate for Parent Stock is to be issued in a name other than that in which the certificate for shares of Company Stock surrendered in exchange therefor is registered, it shall be a condition of that exchange that the person requesting the exchange shall pay any transfer or other Taxes or fees required by reason of the issuance of certificates for Parent Stock in a name other than that of the registered holder of the Company Stock certificate surrendered.

(c)  If any Company Stock certificates representing shares of Company Stock shall have been lost or destroyed, the Company Shareholders who are the registered owners of those shares may obtain the certificate representing the Parent Stock to which the Company Shareholders are entitled by reason of the consummation of the Merger, provided that the Company Shareholders deliver to Parent and the Transfer Agent a statement certifying to the loss or destruction and providing for indemnity or a bond satisfactory to Parent and the Transfer Agent indemnifying Parent and the Transfer Agent against any loss or expense either of them may incur if the lost or destroyed certificates are thereafter presented to Parent or the Transfer Agent for exchange.

(d)  All shares of Parent Stock issued upon surrender and exchange of Company Common Stock, in accordance with the terms hereof, shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Stock.

(e)  Any shares of Parent Stock that remain undistributed to the holders of Company Stock Certificates shall be retained by Parent to the extent permitted by Law.  Notwithstanding the foregoing, neither Parent nor the Surviving Corporation shall be liable to any Person for any Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.10  Exemption from Registration.  The Parties intend that the shares of Parent Stock to be issued in connection with the Merger will be issued in a transaction exempt from registration under the 1933 Act and applicable state Blue Sky Laws pursuant to Section 4(2) of the 1933 Act and analogous state exemptions under applicable Blue Sky Laws, and, accordingly, such shares will constitute “restricted securities” within the meaning of Rule 144 under the 1933 Act.

2.11  Further Action.  If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of the Merger Subsidiary and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of the Merger Subsidiary, in the name of the Company and otherwise) to take such action.

ARTICLE III

CONDITIONS TO CLOSING

3.1  Conditions to the Obligations of the Company.  The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

(a)  Each of the representations and warranties set forth in Article VI shall be true and correct in all respects, at and as of the date of this Agreement and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (except that those representations and warranties that are made as of a specific date need only be true and correct in all respects as of such date), except where the failure of any such representations and warranties to be true and correct has not had, individually or in the aggregate, a Parent Material Adverse Effect;

(b)  Parent and the Merger Subsidiary shall have each performed in all material respects all the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

(c)  No Proceeding before any Governmental Agency shall be pending which, if successful for the Governmental Agency, would result in an Order that would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, or cause such transactions to be rescinded;

(d)  Parent shall have delivered to the Company an opinion of a law firm licensed to practice law in California that is acceptable to the Company, dated the Closing Date, in a form reasonably acceptable to the Company’s legal counsel and dated the Closing Date, substantially to the effect that:

(i)  The incorporation, existence, good standing and capitalization of Parent and of the Merger Subsidiary are as stated in this Agreement and, assuming the effectiveness of the Merger, the shares of Parent Stock to be issued to and received by the Company Shareholders pursuant to this Agreement will be duly and validly authorized and issued, fully paid and non-assessable; all outstanding shares of Parent Stock are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any preemptive right of any Person; and, to the knowledge of such counsel, there are no existing Rights of Parent or of the Merger Subsidiary other than as stated in this Agreement.

(ii)  Parent and the Merger Subsidiary each has full corporate power and authority to execute, deliver and perform this Agreement, and this Agreement has been duly authorized, executed and delivered by Parent and the Merger Subsidiary, and (assuming the due and valid authorization, execution and delivery by the Company) constitutes the legal, valid and binding agreement of Parent and the Merger Subsidiary, enforceable against Parent and the Merger Subsidiary in accordance with its terms.

(iii)  This Agreement, as to Sections 4.11 and 8.3 hereof, and the Lock-Up Agreement have been duly executed and delivered by the Parent Control Shareholders and constitute the legal, valid and binding agreements of the Parent Control Shareholders, enforceable against the Parent Control Shareholders in accordance with their respective terms.

(iv)  To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against Parent by any Governmental Authority, which seek to restrain, prohibit or invalidate the transaction contemplated by this Agreement.

(v)  The execution and performance by Parent and the Merger Subsidiary of this Agreement will not violate the Articles of Incorporation or Certificate of Incorporation or the Bylaws of Parent or the Merger Subsidiary.

(vi)  Any required approvals of the Shareholders of Parent and the Merger Subsidiary to the execution, delivery and performance of this Agreement have been duly obtained, and to the knowledge of such counsel, no consent, approval, authorization or order of any court or Governmental Authority which has not been obtained is required on behalf of Parent or the Merger Subsidiary for consummation of the transactions contemplated by this Agreement.

(vii)  The issuance of the Parent Stock in the Merger is exempt from the registration provisions of Section 5 of the 1933 Act and under applicable blue sky laws.

In rendering its opinion, counsel may rely as to factual matters on certificates of public officials and officers or employees of Parent, provided that copies of such opinions and certificates shall be delivered with such opinion, and provided further that in the case of any such reliance, counsel shall state that it believes that it is justified in relying on such opinions and certificates for such matters.

(e)  On or prior to the Closing Date, Parent shall have delivered to the Company each of the following:

(i)  a certificate in the form set forth as Exhibit D attached hereto from the Chief Executive Officer of Parent, dated as of the Closing Date, stating that the applicable preconditions specified in Section 3.1(a) and (b) hereof have been satisfied, and certifying such other matters as set forth in Exhibit D;

(ii)  certified copies of the resolutions duly adopted by the Board of Directors and Shareholders (if Shareholder approval is required) of Parent and of the Merger Subsidiary authorizing the execution, delivery and performance of this Agreement and the consummation of all transactions contemplated hereby; and

(iii)  copies of any consents, approvals, releases from and filings with, Governmental Agencies required in order to effect the transactions contemplated by this Agreement which Parent or the Merger Subsidiary is responsible to obtain pursuant to the terms of this Agreement;

(f)  Any and all debt owed to any related or third party by Parent shall have been paid and discharged, or debt forgiveness agreements shall have been obtained from such parties such that neither Parent nor the Merger Subsidiary shall have any debt or liabilities of any kind as of the Effective Time, except for amounts owing to the Parent Control Shareholders for services as an officer of Parent or for legal services rendered to Parent that in the aggregate shall not exceed $200,000 and which shall be paid by the Parent to the Parent Control Shareholders promptly following the Closing;

(g)  Dissenters’ rights of appraisal shall not have been exercised by any Parent Shareholders, if such rights are applicable under applicable Law, or by any Company Shareholders.

(h)  Since the date of this Agreement, there shall not have occurred any Parent Material Adverse Effect, and no Event shall have occurred or circumstance shall exist that, in combination with all other Events, could reasonably be expected to have a Parent Material Adverse Effect.

(i)  All certificates, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by the Company shall be reasonably satisfactory in form and substance to the Company;

(j)  The Parent Control Shareholders shall have executed and delivered to Parent the Lock-Up Agreement;

(k)  The Company shall have obtained the requisite approval of its Shareholders with respect to the execution, delivery and performance of this Agreement and the consummation of all transactions contemplated hereby;

(l)  The Company shall have raised at least $500,000 in capital in one or more private placements of its securities completed between June 1, 2010 and the Closing Date; and

(m)  The Company or the Company’s Shareholders (as designated in writing by the Company) shall have purchased from the Parent Control Shareholders for an aggregate purchase price of $25,000 a total of 1,000 shares of Parent Preferred Stock that will be convertible into 320,264,837 shares of Parent Common Stock, so that the Company’s Shareholders immediately following the Closing will own 96.25% of the then outstanding shares of the Parent Common Stock (on a fully diluted basis and assuming distribution of all of the shares of Parent Preferred Stock to the Company’s Shareholders and conversion of all of the Parent Preferred Stock).

Any condition specified in this Section 3.1, except the conditions in clauses (c) and (k) may be waived by the Company; provided, however, that no such waiver will be effective unless it is set forth in a writing executed by the Company.

(n)  A certificate of determination in form acceptable to the Company creating 1,000 authorized shares of Parent Preferred Stock shall have been filed by Parent with the California Secretary of State, and all of these shares shall have been issued to the Parent Control Shareholders in cancellation of $25,000 that is owed to them by Parent.

3.2  Conditions to Parent’s and the Merger Subsidiary’s Obligations.  The obligations of Parent and the Merger Subsidiary to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions on or before the Closing Date:

(a)  Each of the representations and warranties set forth in Article V shall be true and correct in all respects, at and as of the date of this Agreement and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of this Agreement throughout such representations and warranties (except that those representations and warranties that are made as of a specific date need only be true and correct in all respects as of such date), except where the failure of any such representations and warranties to be true and correct has not had, individually or in the aggregate, a Company Material Adverse Effect;

(b)  The Company shall have performed in all material respects all of the covenants and agreements required to be performed by it under this Agreement prior to the Closing;

(c)  No Proceeding before any Governmental Agency shall be pending which, if successful for the Governmental Agency, would result in a Order that would prevent the carrying out of this Agreement or any of the transactions contemplated hereby, declare unlawful the transactions contemplated hereby or cause such transactions to be rescinded;

(d)  shall have received an opinion of counsel from TroyGould PC, legal counsel to the Company, dated the Closing Date, substantially to the effect that:

(i)  The incorporation, existence, good standing and capitalization of the Company are as stated in this Agreement; all outstanding shares of Company Stock are duly and validly authorized and issued, fully paid and non-assessable and have not been issued in violation of any preemptive right of any Person; and, to the knowledge of such counsel, there are no existing Rights of the Company other than as stated in this Agreement.

(ii)  The Company has full corporate power and authority to execute, deliver and perform this Agreement and this Agreement has been duly authorized, executed and delivered by the Company, and (assuming the due and valid authorization, execution and delivery by Parent) constitutes the legal, valid and binding agreement of the Company.

(iii)  To the knowledge of such counsel, there are no actions, suits or proceedings, pending or threatened against the Company or its Subsidiary by any Governmental Authority which seek to restrain, prohibit or invalidate the transactions contemplated by this Agreement.

(iv)  The execution and performance by the Company of this Agreement will not violate the Certificate of Incorporation or the Bylaws of the Company.

(v)  Any required approval by the Company Shareholders to the execution, delivery and performance of this Agreement has been obtained, and to the knowledge of such counsel, no consent, approval, authorization or order of any court or Governmental Authority which has not been obtained is required on behalf of the Company for consummation of the transactions contemplated by this Agreement.

In rendering its opinion, counsel may rely as to factual matters on certificates of public officials and officers or employees of the Company, provided that copies of such opinions and certificates shall be delivered with such opinion, and provided further that in the case of any such reliance, counsel shall state that it believes that it is justified in relying on such opinions and certificates for such matters.

(e)  On or prior to the Closing Date, the Company shall have delivered to Parent each of the following:

(i)  a certificate in the form set forth as Exhibit E attached hereto from the Chief Executive Officer of the Company on its behalf dated the Closing Date, stating that the applicable preconditions specified in Section 3.2(a) and (b) hereof have been satisfied, and certifying such other matters; and

(ii)  certified copies of the resolutions duly adopted by the board of directors and shareholders of the Company authorizing the execution, delivery and performance of this Agreement and the consummation of all transactions contemplated hereby, including, without limitation, the Merger.

(f)  Parent and the Merger Subsidiary shall have each obtained the approval of its Shareholders, if required, with respect to the execution, delivery and performance of this Agreement and the consummation of all transactions contemplated hereby.

(g)  Parent shall have obtained the Governmental Agency and third-party consents, approvals and releases all of which are necessary in connection with the consummation of the transactions contemplated hereby.

(h)  The Company shall have delivered to Parent the Company Financial Statements.

(i)  Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect with respect to the Company, and no Event shall have occurred or circumstance shall exist that, in combination with all other Events, could reasonably be expected to have a Company Material Adverse Effect.

(j)  All certificates, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Parent shall be reasonably satisfactory in form and substance to Parent.

(k)  The Company shall have raised at least $500,000 in capital in one or more private placements of its securities completed between June 1, 2010 and the Closing Date.

Any condition specified in this Section 3.2, except the conditions in clauses (c) and (f), may be waived by Parent; provided, however, that no such waiver shall be effective unless it is set forth in a writing executed by Parent.

ARTICLE IV

COVENANTS PRIOR TO CLOSING

4.1  Affirmative Covenants.  From the date hereof and prior to the Closing Date, except as otherwise provided herein:

(a)  During the Pre-Closing Period, subject to any laws and regulations relating to the exchange of information, confidentiality or similar provisions in agreements to which the Company is a party, and reasonable restrictions on the disclosure of trade secrets or proprietary information, the Company shall, and shall cause the Representatives of the Company to: (i) provide Parent and Parent’s Representatives with reasonable access to the Company’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; and (ii) provide Parent and Parent’s Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent may reasonably request.

(b)  During the Pre-Closing Period, subject to laws and regulations relating to the exchange of information, Parent shall, and shall cause the Representatives of Parent to: (i) provide the Company and the Company’s Representatives with reasonable access to Parent’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to Parent and the Merger Subsidiary; and (ii) provide the Company and the Company’s Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to Parent and the Merger Subsidiary, and with such additional financial, operating and other data and information regarding the Parent and the Merger Subsidiary as the Company may reasonably request.

(c)  Parent and the Company will conduct their respective businesses only in the usual and ordinary course of business in accordance with past custom and practice, including, without limitation, paying all accounts payable within terms consistent with past practices and paying all Taxes of the Company and Parent.

(d)  Parent and the Company will permit the other Party’s officers, accountants and legal counsel, at the sole cost of the Party to which such access is provided, to (i) have reasonable access to the non-requesting Party’s premises, books and records, during normal business hours and with prior written notice, provided that any inspections of the premises by the requesting Party shall be conducted in a reasonable manner and at such reasonable times as shall not unreasonably disrupt the non-requesting Party’s business, and (ii) discuss its affairs, finances and accounts with the non-requesting Party’s executive officers.

(e)  By the end of the Pre-Closing Period, Parent shall have terminated all consulting, management or any other agreements to which it is currently a party, if any, such that Parent shall be free of any and all contractual obligations (except under this Agreement) of any kind or nature.  In addition, by the end of the Pre-Closing Period, Parent shall have negotiated the payment, or forgiveness, of all indebtedness or liabilities owing by Parent at the date hereof to any party, related or otherwise, such that neither Parent nor the Merge Subsidiary will have any indebtedness or liabilities of any kind, whether actual, contingent, realized or realizable, on the Closing Date, except for the obligations to the Parent Control Shareholders described in Section 3.1(f).

4.2  Negative Covenants.  From the date hereof and prior to the Closing Date or as otherwise provided herein, neither the Company nor Parent nor any of their Subsidiaries shall, without the prior written consent of the other Party:

(i)  declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

(ii)  sell, issue, grant or authorize the issuance or grant of (A) any capital stock or other security, (B) any option, call, warrant or right to acquire any capital stock or other security except in the ordinary course of business, or (C) any instrument convertible into or exchangeable for any capital stock or other security, except that the Company may issue securities in connection with its capital raising activities or to its officers, directors, employees and consultants;

(iii)  amend or waive any of its rights under, or accelerate the vesting under (except as otherwise provided in such stock option, warrant, stock purchase agreement or related contract on the date hereof), any provision of any of its stock option plans, any provision of any agreement evidencing any outstanding stock option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related contract;

(iv)  amend or permit the adoption of any amendment to its articles or certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction, other than the Merger and except as otherwise contemplated by this Agreement;

(v)  form any Subsidiary or acquire any equity interest or other interest in any other Entity, except as contemplated by this Agreement;

(vi)  except in the ordinary course of business, make any capital expenditure;

(vii)  enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any material contract, or amend or terminate, or waive or exercise any material right or remedy under, any material contract;

(viii)  acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except for licensing activities by the Company conducted in the ordinary course of its business), or waive or relinquish any material contractual right;

(ix)  lend money to any Person, or incur or guarantee any indebtedness (except for loans or advances to subsidiaries, in each case in accordance with past practices);

(x)  establish, adopt or amend any employee benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except the Company may initiate and pay salaries and bonuses to its officers, directors and employees);

(xi)  change any of its business policies, or, except as required by GAAP or a change in applicable law, any of its methods of accounting or accounting practices in any respect;

(xii)  make any Tax election or take or omit to take any other action, in any such action or omission would increase such Party’s Tax liability or reduce a Tax asset;

(xiii)  commence or settle any Legal Proceeding material to such Party taken as a whole or the settlement of which will not have a Material Adverse Effect on such Party;

(xiv)  except as otherwise permitted by this Agreement, enter into any material transaction or take any other material action outside the ordinary course of business inconsistent with past practices;

(xv)  revalue in any material respect any of its assets, including without limitation, writing-off notes or accounts receivable other than in the ordinary course of business;.

(xvi)  take or omit to take any action that would have the effect of causing such Party’s representations or warranties herein to be untrue; or

(xvii)  agree or commit to take any of the actions described in clauses “(i)” through “(xvi)” of this Section 4.2, except as otherwise permitted or contemplated by this Agreement.

4.3  Notice of Developments.

(a)  During the Pre-Closing Period, the Company shall promptly notify Parent in writing of: (i) the discovery by the Company of any Event that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Article III impossible or unlikely or that has had or could reasonably be expected to have a Company Material Adverse Effect.

(b)  During the Pre-Closing Period, Parent shall promptly notify the Company in writing of: (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Parent; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Article III impossible or unlikely or that has had or could reasonably be expected to have a Parent Material Adverse Effect.

4.4  Exclusivity.  From and after the date hereof until the earlier of (a) the Closing or (b) the termination of this Agreement pursuant to Section 7.1 hereof, neither the Company, Parent nor their respective Representatives (acting in any capacity, including individually) shall solicit, negotiate, act upon or entertain in any way an offer from any other Person to purchase all or any part of the securities or assets of the Company or Parent (other than sales of assets in immaterial amounts or in the normal and ordinary course of business of the Company), or furnish any information to any other Person in that regard.  The Parties hereby represent and warrant that neither is obligated to sell to or discuss with any other potential purchaser the sale of all or any portion of each Party’s securities or any material part of each Party’s assets.

4.5  HSR Act Filing.  [Intentionally Omitted]

4.6  Consents.  As soon as reasonably practical after the execution and delivery of this Agreement, the Company and Parent shall give any notices to those Persons entitled to such notice and obtain, prior to the Closing Date, all material consents and authorizations of other Persons necessary to consummate, or required in connection with, the transactions contemplated hereby.

4.7  Publicity.  Parent acknowledges that certain information relating to the Company which may be acquired by Parent in connection with the Merger constitutes material and non-public information about the Company.  Except as provided in Sections 4.9 and 4.10 or as required by federal securities Laws or other applicable Laws as reasonably determined by Parent and counsel for Parent, with the concurrence of counsel for the Company, and such disclosures necessary to allow the Company to consummate its capital-raising activities, no Party will make any public announcement or disclosure of the transaction contemplated hereby, without the prior written consent of Parent and the Company which is concurred in by counsel for both Parties.  The Parties shall cooperate in preparing and disseminating press releases upon execution of this Agreement, subject to prior review and approval by counsel for both Parties.  Furthermore, the Company shall prepare and distribute the press release announcing the consummation of the Merger hereunder, which shall be approved by Parent and its counsel before its release.

4.8  Super 8-K Preparation and Filing.  The Company will prepare and deliver to Parent at least seven (7) days prior to Closing a draft Super 8-K, together with the Company Financial Statements accompanied by the audit report thereon of SJI, pro forma financial statements, and such other information that is required to be disclosed with respect to the Merger under applicable SEC rules and regulations.  The Super 8-K shall be in a form reasonably acceptable to Parent and its counsel prior to being filed with the SEC, and will be filed by the Company on behalf of Parent.

4.9  Other Filings.  As promptly as practicable after the execution of this Agreement, the Company and Parent will cooperate in the preparation and filing of any other filings required under any federal or state blue sky laws relating to the Merger and the transactions contemplated by this Agreement (collectively, the “Other Filings”).  The Company hereby consents to the disclosure of information regarding the Company, as well as the terms of the transactions contemplated hereby, in the Other Filings.  Each Party will notify the other promptly upon the receipt of any comments from any federal or state securities regulator and of any request by any Governmental Agency for amendments or supplements to any Other Filing or for additional information, and will supply the other Party with copies of all correspondence between such Party or any of its Representatives, on the one hand, and any Governmental Agency, on the other hand, with respect to the Merger or any Other Filing.  The Other Filings will comply in all material respects with all applicable requirements of Law.  Whenever any event occurs which is required to be set forth in an amendment or supplement to any Other Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with any Governmental Agency and/or mailing to shareholders of the Company and Parent, such amendment or supplement.  Parent will not solicit proxies from its shareholders in connection with seeking approval of the Merger, and Parent represents that it can obtain the requisite shareholder approvals of the transactions contemplated hereby without soliciting proxies from its shareholders.

4.10  Company Shareholder Approval.  The Company will (i) use its commercially reasonable efforts to obtain the approval of its Shareholders of the adoption, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the approval of the Merger.  Prior to any Company Shareholder vote or written consent concerning the matters described in this Section 4.10, the Company shall provide to Parent drafts of all materials to be distributed to the Company shareholders including proposed resolutions, and allow Parent and its counsel a reasonable opportunity to review and comment on same.

4.11  Votes of Principal Shareholders.  The principal Shareholders’ obligations to act in the best interests of Parent or the Company, respectively, in their capacities as directors (as the case may be) and in accordance with their fiduciary duties shall not in any way be affected by the foregoing.

4.12  Financing.  The Company will use reasonable efforts to secure financing described in Section 3.2(k), and will provide Parent with periodic updates from time to time of the status of those efforts.  In connection therewith, Parent will provide its reasonable cooperation in promptly reviewing and commenting upon securities purchase agreements or other documents that the Company prepares or intends to use prior to the Closing in connection with its financing activities, copies of which the Company will provide to Parent at a reasonable time prior to their dissemination or use.

4.13  Copies of Tax Returns.  The Parties shall provide each other with copies of all state and federal income Tax Returns filed by the Company or Parent subsequent to the date hereof reasonably promptly following said filing and shall provide each other with written notice of all estimated state and federal income Tax payments made by the Company or Parent after the date hereof.  At least three (3) days prior to the Closing Date, the Parties shall have prepared and filed applicable state and federal income Tax returns for 2009.  Notwithstanding the foregoing, if the preparation of such Tax returns is unable to be completed prior to the Closing, then the Parties agree that they shall reasonably cooperate in the preparation and filing of all Tax returns to be filed with any Governmental Agency, and will provide copies of such proposed filings a reasonable period of time prior to the filing of same.

4.14  Other Actions.  The Company and Parent shall further cooperate with each other and use their respective reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable Laws to consummate the Merger and the other transactions contemplated hereby as soon as practicable, including preparing and filing as soon as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as soon as practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any Person (including the respective independent accountants of the Company and Parent) and/or any Governmental Agency in order to consummate the Merger or any of the other transactions contemplated hereby.  Subject to applicable Laws relating to the exchange of information and the preservation of any applicable attorney-client privilege, work-product doctrine, self-audit privilege or other similar privilege, each of the Company and Parent shall have the right to review and comment on in advance, and to the extent practicable each will consult the other on, all the information relating to such Party that appears in any filing made with, or written materials submitted to, any Person and/or any Governmental Agency in connection with the Merger and the other transactions contemplated hereby.  In exercising the foregoing right, each of the Company and Parent shall act reasonably and as promptly as practicable.

4.15  Required Information.  In connection with the preparation of the Super 8-K, and the approval of the Merger by the Company Shareholders, and for other reasonable purposes, the Company and Parent each shall, upon request by the other, furnish the other with all information concerning themselves, their respective directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Merger, or any other statement, filing, notice or application made by or on behalf of the Company or Parent to any Person or any Governmental Agency in connection with the Merger and the other transactions contemplated hereby.  Each Party warrants and represents to the other Party, and only the other Party, that all such information shall be true and correct in all material respects and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.  Notwithstanding anything to the contrary contained in Sections 4.8, 4.9 or 4.10, neither Party may amend, supplement or distribute the Other Filings containing information concerning any other Party hereto or its respective directors, officers ad shareholders without the prior written consent of such other Party.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As a material inducement to Parent to enter into this Agreement, the Company hereby represents and warrants to Parent as follows, which representations and warranties are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout this Article V), except as set forth in the Disclosure Schedule.  Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail.  Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).  The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article V.

5.1  Organization and Power; Subsidiaries and Investments.  The Company is a corporation duly organized, validly existing and in good standing under the laws of New Jersey.  The Company is qualified to do business as a foreign entity and is in good standing in any jurisdiction in which the ownership of properties or the conduct of the Company’s business requires the Company to be so qualified, except where the failure to be qualified would not result in the Company incurring any material Liability.  The Company has all requisite power and authority to own its assets and carry on its business as now conducted.  The Company has all requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform its obligations hereunder and thereunder.  The certificate of incorporation and bylaws of the Company which have previously been furnished to Parent reflect all amendments thereto and are correct and complete in all respects.  The Company has no Subsidiaries.  The Company does not own or control (directly or indirectly) any partnership interest, joint venture interest, equity participation or other security or interest in any Person.

5.2  Authorization.  The execution, delivery and performance by the Company of this Agreement, the other agreements contemplated hereby and each of the transactions contemplated hereby or thereby will be, upon approval of the Company’s shareholders, duly and validly authorized by all requisite corporate action and, other than the approval of the Company’s shareholders, no other act or proceeding on the part of the Company or its board of directors is necessary to authorize the execution, delivery or performance by the Company of this Agreement or any other agreement contemplated hereby or the consummation of any of the transactions contemplated hereby or thereby.  This Agreement has been duly executed and delivered by the Company and this Agreement constitutes, and the other agreements contemplated hereby upon execution and delivery by the Company will each constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

5.3  Capitalization.  As of the date of this Agreement, the Company had issued and outstanding a total of 3,935,000 shares of Company Stock.  All of the issued and outstanding shares of the Company Stock have been duly authorized, are validly issued, fully paid and nonassessable and none were issued in violation of the preemptive rights of any Person.  No other class of capital stock of the Company is authorized or outstanding at the date hereof.  Except for any issuances of securities pursuant to the Company’s private placements described in Section 3.2(k), there are no outstanding or authorized options, warrants, rights, contracts, pledges, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which the Company is a party or which is binding upon the Company providing for the issuance, disposition or acquisition of any of its equity or any rights or interests exercisable therefor.  There are no outstanding or authorized equity appreciation, phantom stock or similar rights with respect to the Company.

5.4  No Breach.  The execution, delivery and performance by the Company of this Agreement and the other agreements contemplated hereby and the consummation of each of the transactions contemplated hereby or thereby will not (a) violate, result in any breach of, constitute a default under, result in the termination or acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under the certificate of incorporation or bylaws of the Company, any material Law, any material Order or any material Contract to which the Company or its assets is bound; (b) result in the creation or imposition of any Lien upon any assets or any of the equities of the Company; or (c) require any material authorization, consent, approval, exemption or other action by or notice to any Governmental Agency or other Person under the provisions of any material Law, material Order or any material Contract by which the Company or its assets is bound.

5.5  Financial Statements.

(a)  Each of the Company Financial Statements when delivered will be accurate and complete in all material respects and will present fairly in all material respects the financial condition, results of operations and cash flows of the Company throughout the periods covered thereby and will have been prepared in accordance with GAAP consistently applied throughout the periods indicated.  The Company Financial Statements shall be in compliance with Regulation S-X to the extent required.  The representations and warranties contained in this Section 5.5(a) shall only become effective as to each Company Financial Statement as and when the Company delivers such Financial Statement to Parent and indicates that it is acceptable for inclusion in the Super 8-K.

(b)  There has not been, since December 31, 2009, nor to the Company’s Knowledge is there pending, any material change in accounting requirements or principles imposed on the Company.

5.6  Absence of Certain Developments.  Since December 31, 2009, the Company has conducted its businesses only in the ordinary course of business consistent with past custom and practice, and the Company has not:

(a)  Suffered a Material Adverse Effect;

(b)  Sold, leased, assigned, licensed or transferred any of its material assets or any material portion thereof (other than in the ordinary course of business, or sales of obsolete assets) or mortgaged, pledged or subjected them to any Lien;

(c)  Made any material capital expenditures or commitments, other than in the ordinary course of business consistent with past custom and practice;

(d)  Created, incurred or assumed any material Indebtedness, other than Indebtedness that is incurred in the ordinary course of business, and has not guaranteed any Indebtedness or Liability of any Person;

(e)  Declared, set aside or paid any dividend or distribution of cash or other property to any shareholder of the Company with respect to its equity or purchased, or redeemed or otherwise acquired any of its equity or any warrants, options or other rights to acquire its equity;

(f)  Amended or authorized the amendment of its certificate of incorporation (except with respect to the increase in authorized common stock effective June 23, 2010) or bylaws;

(g)  Committed or agreed to any of the foregoing; or

(h)  Received any notice from any Person with whom the Company has a material business relationship indicating that said Person intends to change their respective relationship the Company.

5.7  Real Property Leases.  The Company has no Leases.

5.8  Title to Assets.  The Company owns or has a valid right to use, free and clear of all Liens other than Permitted Liens, all of the personal, tangible and intangible personal property and assets used in its business, including, without limitation, the assets shown on the Company Audited Financial Statements.

5.9  Contracts and Commitments.

(a)  The Company has no:

(i)  Contracts (other than purchase orders entered into in the ordinary course of business) which involve commitments to make capital expenditures or which provide for the purchase of goods or services by the Company from any one Person under which the undelivered balance of such products or services has a purchase price in excess of $10,000;

(ii)  Contracts (other than purchase orders entered into in the ordinary course of business) which provide for the sale of products or services by the Company and under which the undelivered balance of such products or services has a sale price in excess of $10,000;

(iii)  Contracts relating to the borrowing of money by the Company, to the granting by the Company of a Lien on any of its assets, or any guaranty by the Company of any obligation or liability in any case involving a liability in excess of $10,000;

(iv)  Contracts pursuant to which the Company is a lessor or a lessee of any property, personal or real, or holds or operates any tangible personal property owned by another Person, except for any leases of personal property;

(v)  Contracts for the use, license or sublicense of any Proprietary Rights owned or licensed by the Company or otherwise used in the Business (other than any license of mass-marketed or otherwise generally available software);

(vi)  any power of attorney (whether revocable or irrevocable) given to any Person by the Company;

(vii)  Contracts by the Company not to compete in any business or in any geographical area or with respect to which the Company is the beneficiary of any non-compete provision;

(viii)  Contracts restricting the right of the Company to use or disclose any information in its possession or with respect to which the Company is the beneficiary of any confidentiality, nondisclosure or non-use provision;

(ix)  any partnership, joint venture or other similar arrangements;

(x)  any employment agreements, severance agreements, bonus agreements and non-competition agreements with non-officer employees of the Company; and

(xi)  any Contract with any officer, director, shareholder or any of their respective Affiliates except for employment agreements with its officers which shall be identified on Schedule 5.9(a)).

(b)  The Company has not materially breached or cancelled any material Contract to which it is a party; to the Company’s Knowledge, none of the Company’s material Contracts have been breached in any respect or canceled by the other party which has not been duly cured or reinstated; to the Company’s Knowledge, the Company is not in receipt of any written claim of default under any material Contract to which it is a party; to the Company’s Knowledge, no event has occurred which with the passage of time or the giving of notice or both would result in a material breach or default under any Contract or create in any Person the right to accelerate, suspend, terminate, modify, cancel or exercise any other material right under any Company material Contract; no Person has given notice to the Company of repudiation of any provision of any material Contract to which it is a party; and the Company has not received any notice of any, and to the Company’s Knowledge there is no, impending change of any business relationship with any Person with whom the Company has a material business relationship, in each case, except as would not have a Company Material Adverse Effect.  To the Company’s Knowledge, each material Contract to which it is a party is valid, binding and in full force and effect and enforceable in accordance with its terms.

(c)  Each of the Company’s material Contracts has been entered into without the commission of any act by or on behalf of the Company, alone or in concert with any other Person, or any consideration having been paid or promised, that, in either case, is or would be in violation of any Law.

5.10  Proprietary Rights.

(a)  As of the Closing Date, the Company will be the owner of, or have the exclusive right to use all Proprietary Rights used in the operation of the Business as presently conducted and as presently proposed to be conducted by the Surviving Corporation following the Closing.  Each item of Proprietary Rights will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the Effective Time.

(b)  To the Knowledge of the Company, the Company has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of any Person, and there are no unresolved charges, complaints, claims, demands, or notices alleging any such interference, infringement, misappropriation, or violation (including any claim that Company must license, or refrain from using, any Proprietary Rights of any Person.  To the Knowledge of Company, no Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights owned or used by the Company in the Company’s business.  There are no Proceedings pending or, to the Knowledge of the Company, threatened, which challenges the validity, legality, enforceability, use or ownership of any Proprietary Rights owned or used by the Company in its business.

(c)  To the Knowledge of the Company, the Company has not engaged in any business practices that are unfair, improper or illegal, including any misrepresentation of the origin, source, or composition of any of its Proprietary Rights and any misrepresentation as to the endorsement, sponsorship or affiliation of any of the Company’s Proprietary Rights by any Person or group.

(d)  The Company has made available to Parent correct and complete copies of any patent, trademark registration and copyright registration which has been issued to the Company or its predecessor in interest, as well as applications for any patents, trademark registrations and copyright applications (as amended to date or otherwise modified) and all other written documentation evidencing ownership and prosecution (if applicable) of each such item.  With respect to each of the foregoing items of Proprietary Rights, except as disclosed to Parent, the Company possesses all right, title and interest in and to the item, free and clear of any Lien; the item is not subject to any outstanding Order; and to the Knowledge of the Company, all necessary application, registration, maintenance and renewal fees in connection with all patent, trademark and copyright registrations and applications for registration have been paid and all necessary documents and certificates in connection therewith have been filed with the relevant authority for the purpose of maintaining the registrations or applications for registration; and to the Knowledge of the Company, no issued patent and no trademark or copyright registration is subject to cancellation, re-examination, termination or withdrawal based upon circumstances existing on or prior to the date of the Closing.

(e)  The Company has also made available to Parent correct and complete copies of (a) any item of Proprietary Rights that the Company exploits pursuant to a license, sublicense, permission or other agreement, and (b) any item of Proprietary Rights that the Company licenses or sublicenses to any third Person or otherwise allows any third Person to use.  With respect to each of the foregoing items of Proprietary Rights, to the Company’s Knowledge:

(i)  the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable and in full force and effect;

(ii)  the license, sublicense, agreement or permission shall continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;

(iii)  no party to the license, sublicense, agreement or permission is in breach or default and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification or acceleration thereunder;

(iv)  no party to the license, sublicense, agreement or permission has repudiated any provision thereof;

(v)  with respect to each sublicense, the representations and warranties set forth in subsections (i) through (iv) above are true and correct with respect to the underlying license;

(vi)  no item is subject to any outstanding Order; and

(vii)  the Company’s ability to exploit each item is not limited in any material respect.

(f)  The Company has taken all reasonably necessary and desirable actions to maintain and protect its right, title and interest in Proprietary Rights, including efforts to obtain confidentiality and non-disclosure agreements from each Person with access to such Proprietary Rights.  To the Knowledge of the Company, each Person who has had access to confidential and proprietary information relating to the Business has a legal obligation of confidentiality to the Company or Parent with respect to such information.

5.11  Governmental Licenses and Permits.  The Company owns or possesses all right, title and interest in and to all material Governmental Licenses that are necessary to its business as presently conducted.  Each such Governmental License has been duly obtained, is valid and in full force and effect and is not subject to any Proceeding to revoke, cancel, modify, limit, restrict or declare such Governmental Licenses invalid in any material respect.  The Company has materially complied with and is in material compliance with the terms and conditions of such Governmental Licenses and has not received any written notices of the violation of any of the terms or conditions of such Governmental Licenses.  The consummation of the transactions contemplated hereby will not, and no event has occurred or circumstance exists that may (with or without the giving of notice or the passage of time or both or otherwise) (i) constitute or result, directly or indirectly in a material violation of or a failure to comply with any term or requirement of any material Governmental License, or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental License.  All applications required to have been filed for the continued validity or renewal of any Governmental License have been duly filed on a timely basis with the appropriate Governmental Agency or other Person, and all other filings required to have been made with respect to the Governmental License have been duly made on a timely basis with the appropriate Governmental Agency or other Person.

5.12  Proceedings.  There are no material Proceedings pending or, to the Knowledge of the Company, threatened against the Company, or any of its assets or its business and to the Company’s Knowledge, there is no basis for any Proceeding against the Company or any of its assets or its business.  Except as set forth in the Company’s Certificate of Incorporation or Bylaws, the Company is not currently required, whether by contract or operation of Law, to indemnify any of the officers, directors or employees (past or present) of the Company and there have been no claims made against the Company for indemnity by any past or present officer, director or employee.

5.13  Compliance with Laws.  The Company has materially complied with and is in compliance in all material respects with all applicable Laws and Orders.  No written notice has been received by the Company alleging a violation of or liability or potential responsibility under any such Law or Order.  To the Company’s Knowledge, since December 31, 2009, there has been no change in any applicable Laws that may have a Company Material Adverse Effect and there is no impending change in any applicable Laws that may have a Company Material Adverse Effect.

5.14  Environmental Matters.  The Company has materially complied with and is in compliance in all material respects with all Environmental Laws.  The has not received any notice regarding any, and to the Company’s Knowledge, there has been no, violation of, or any liability or investigatory, corrective or remedial obligation under, any Environmental Law with respect to the past or current operations, properties or facilities of the Company.  The Company has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any Hazardous Substance in a manner which has given rise to any liabilities or investigatory, corrective or remedial obligations pursuant to Environmental Laws.  To the Company’s Knowledge, (i) there has been no disposal, burial or placement of Hazardous Substances on or about the Leased Real Property; (ii) the Company has not used all or part of the Leased Real Property or any lands contiguous to the Leased Real Property in violation of any Environmental Laws; (iii) there is no contamination, pollution or danger of pollution resulting from a condition on or under the Leased Real Property, or on or under any lands in the vicinity of the Leased Real Property; (iv) there are no storage tanks on or under the Leased Real Property; (v) environmental conditions associated with the Leased Real Property are in compliance with all Environmental Laws, in each case, except as would not have a Company Material Adverse Effect; and (vi) the Company has disclosed to Parent all information in the Company’s possession relating to the environmental condition of the Leased Real Property.  The Company has not received any information from neighboring property owners indicating they have any concerns about existing environmental conditions which could affect the Leased Real Property or suggesting they might look to the Company for contribution to clean up such condition.

5.15  Employees.  The Company has materially complied with and is in compliance in all material respects with all applicable Laws relating to the employment of labor.  There are no administrative charges or court complaints pending or, to the Company’s Knowledge, threatened against the Company before the U.S.  Equal Employment Opportunity Commission or any federal, foreign, state or local court or agency concerning alleged employment discrimination or any other matters relating to the employment of labor.  To the Company’s Knowledge, there is no basis for any administrative charge or court complaint regarding any matters relating to the employment of labor.  The Company has not experienced any union organization attempts, labor disputes or work stoppage or slowdowns due to labor disagreements.  There is no labor strike, dispute, work stoppage or slowdown involving any of the employees of the Company pending or, to the Company’s Knowledge, threatened.  The Company is not a party to any labor or union agreement.

5.16  Employee Benefit Plans.

(a)  The Company has no employee pension benefit plan as defined in Section 3(2) of ERISA, and has no employee welfare benefit plan as defined in Section 3(1) of ERISA.  The Company maintains no plan, policy, program or arrangement which provides nonqualified deferred compensation benefits, equity-based compensation, options or bonuses, health, life, disability, accident, vacation, severance, tuition reimbursement or other fringe benefits or with respect to which the Company is reasonably expected to have any material Liability.

(b)  Neither the Company nor any other Person that is or that has been a member of a controlled group or any other similar arrangement that would be combined with the Company under Code Section(s) 414(b), (c), (m) or (o) participates in or contributes to and has not participated in or contributed to any multiemployer plan (as defined in Section 3(37) of ERISA).

(c)  The Company provides no post-termination health, accident or life insurance benefits.

(d)  The Company has no plan subject to Title IV of ERISA or the minimum funding requirements of Code Section 412.

(e)  Except as disclosed on Schedule 5.16(i), the completion of the transactions contemplated by this Agreement will not result, separately or in the aggregate, in the payment of any amount that will be: (i) non-deductible to the Company or the Surviving Corporation under Code Section 280G; (ii) characterized as an “excess parachute payment” within the meaning of Code Section 280G; or (iii) subject to the excise tax under Code Section 4999.

(f)  Since its inception, the Company has acted in good faith compliance with the requirements of Code Section 409A and, to the Company’s Knowledge, no employee of the Company will have compensation includable in his or her gross compensation as a result of the application of Code Section 409A.  The Company is not, nor has it ever been, party to any tax indemnity agreement or other agreement that requires the Company to “gross up” or otherwise compensate any employee because of the imposition of any income, excise or other Tax.

5.17  Insurance.

(a)  The Company maintains insurance coverage adequate for its business as currently conducted.  True and correct copies of any insurance policies of the Company have been provided to Parent.

(b)  To the Company’s Knowledge, each of its policies is legal, valid, binding, enforceable and in full force and effect.  Prior to the Closing Date, the Company will not cancel or allow to expire any such policies unless replaced with other comparable insurance.  The Company is not in breach or default of the terms of the policies (including with respect to the payment of premiums or the giving of notices), and to the Company’s Knowledge, no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification or acceleration, under the policy; and to the Company’s Knowledge, no party to the policies has repudiated any provision thereof.

5.18  Tax Matters.

(a)  The Company has filed all material Tax Returns that it is required to file as of the date of this Agreement and has paid in full all Taxes required to be paid by the Company as disclosed by such Tax Returns, which Tax Returns are true, correct and complete in all material respects.  On or before the Closing Date, the Company will have filed all Tax Returns that it will have been required to file on or before the Closing Date and will have paid in full all Taxes required to be paid by it on or before the Closing Date as disclosed by such Tax Returns and said Tax Returns will be true, correct and complete in all material respects.  The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed, nor between the date hereof and the Effective Time will the Company request any extension of time within which to file any Tax Return without promptly delivering to Parent a copy of such request.  As of immediately before the Effective Time, there will be no Liens for Taxes on any of the Company’s assets other than Permitted Liens.  The Company has not ever been a member of a group of corporations that file a consolidated Tax Return for federal income Taxes or a member of an affiliated group other than a group of which the Company is the common parent.

(b)  The Company has, and by the Closing will have, complied with all Laws relating to the withholding of Taxes required to be paid or withheld by the Company in all respects and has, within the manner prescribed by applicable Law, withheld from its employees, customers and any applicable payees and paid over to the proper Governmental Agencies all material amounts required to be withheld and paid over.

(c)  The Company has not waived any statute of limitations or otherwise agreed to any extension of time with respect to an assessment or collection of Taxes which is still effective; no Proceedings with the Internal Revenue Service or a state, local or foreign taxing authority are presently pending with regard to Taxes of the Company; the Company has not received written notice of any impending audit relating to the Taxes of the Company which has not yet commenced; and no deficiency for any Taxes required to be paid by the Company has been proposed, asserted or assessed against the Company which has not been resolved and paid in full.

(d)  The Company is not a party to any Tax allocation or Tax sharing agreement.

(e)  The Company has not ever been and is not currently liable to pay any Tax to, or file any Tax Return with, any foreign Governmental Agency.

5.19  Brokerage.  The Company is not responsible for, and has not received, any claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by the Company or any Company director, officer or shareholder.

5.20  Undisclosed Liabilities.  To the Company’s knowledge, since March 31, 2010, the Company has not incurred any Liability required to be disclosed on a balance sheet or the notes thereto pursuant to GAAP, except for Liabilities:

(a)  Reflected, disclosed or reserved against in (i) the balance sheet as of March 31, 2010 or the notes thereto;

(b)  Incurred in the ordinary course of business (but excluding any material Liability arising out of tort, violations of law or breaches of contract); or

(c)  Fully satisfied on the Closing Date.

5.21  Information Regarding Directors and Officers.  The Company has provided a Secretary’s certificate to Parent which sets forth the name of each executive officer of the Company and the offices held by each such Person and the name of each member of the Board of Directors of the Company.

5.22  Books and Records.  The books of account, minute books, stock record books and other records of the Company, all of which have been made available to Parent prior to the date hereof, are complete and correct in all material respects, and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls.  The minute books of the Company contain substantially accurate and complete records of all meetings held of, and corporate actions taken by, the Shareholders, the Board of Directors or any committee of the Board of Directors, and no meeting of the Shareholders, Board of Directors or any committee of the Board of Directors has been held for which minutes have not been prepared and are not contained in such minute books.

5.23  Interest in Customers, Suppliers and Competitors.  Except for a proposed license and assignment agreement with, and sale of shares of the Company’s common stock to, another pharmaceutical company that may be completed prior to the Closing, no Company shareholder and no officer or director of the Company, nor any Affiliate thereof or any member of their respective family, has any direct or indirect interest in any customer, supplier or competitor of the Company or in any business, firm or Person from whom or to whom the Company leases any Asset, or in any other business, firm or Person with whom the Company does business.  The Company has no outstanding loans to any officer, director or shareholder.

5.24  Shareholder Notice Materials.  The information to be supplied by the Company for inclusion in any Other Filings shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading.  If at any time prior to the Effective Time, any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which should be set forth in a supplement to any Other Filings, the Company shall promptly inform Parent.  Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or any Person other than the Company or any agent or representative thereof which is contained in any Other Filings.

5.25  FCPA Compliance.  [Intentionally Omitted]

5.26  Financial Recordkeeping and Reporting Compliance.  The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering and Related Laws, and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving the Company with respect to the Money Laundering and Related Laws is pending or, to the best knowledge of the Company, threatened.  The Company has not violated the Money Laundering and Related Laws, and/or the rules and regulations promulgated under any such law, or any successor law.

5.27  OFAC Compliance.  None of the Company or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by OFAC, and the Company has not knowingly directly or indirectly lent, contributed or otherwise made available funds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

5.28  Full Disclosure.  None of the representations and warranties made by the Company in this Agreement and the schedules, certificates and other documents delivered to Parent contains, or will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances in which they were made, not misleading as of the date to which it speaks.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES
OF PARENT AND THE MERGER SUBSIDIARY

As a material inducement to the Company to enter into this Agreement, Parent and the Merger Subsidiary hereby jointly and severally represent and warrant to the Company as follows, which representations and warranties are true, correct and complete as of the date hereof and will be true, correct and complete as of the Closing (as though made then and as though the Closing were substituted for the date of this Agreement throughout this Article VI), except as set forth in the Disclosure Schedule.  Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein, however, unless the Disclosure Schedule identifies the exception with particularity and describes the relevant facts in detail.  Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself).  The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Article VI.  References in this Article VI to Parent will, in all instances, be read to include the Merger Subsidiary unless specifically provided to the contrary below or unless the context otherwise requires.

6.1  Organization and Power; Subsidiaries and Investments.  Each of Parent and the Merger Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the State of California.  This jurisdiction is the only jurisdiction in which the ownership of properties or the conduct of the its business requires Parent or the Merger Subsidiary to be so qualified except where the failure to be qualified would not result in Parent incurring any material Liability.  Parent and the Merger Subsidiary have all requisite power and authority to own their assets and carry on their business as now conducted.  Parent and the Merger Subsidiary have all requisite power and authority to execute and deliver this Agreement and the other agreements contemplated hereby and to perform their obligations hereunder and thereunder.  The articles or certificate of incorporation and bylaws of Parent and the Merger Subsidiary which have previously been furnished to the Company reflect all amendments thereto and are correct and complete in all respects.  Parent has one Subsidiary, the Merger Subsidiary, and has no other Subsidiaries.  Parent does not own or control (directly or indirectly) any partnership interest, joint venture interest, equity participation or other security or interest in any Person.

6.2  Authorization.  The execution, delivery and performance by Parent and the Merger Subsidiary of this Agreement, the other agreements contemplated hereby and each of the transactions contemplated hereby or thereby will be duly and validly authorized by all requisite corporate action and no other act or proceeding on the part of Parent or the Merger Subsidiary or their boards of directors is necessary to authorize the execution, delivery or performance by Parent and the Merger Subsidiary of this Agreement or any other agreement contemplated hereby or the consummation of any of the transactions contemplated hereby or thereby.  This Agreement has been duly executed and delivered by Parent and the Merger Subsidiary and this Agreement constitutes, and the other agreements contemplated hereby upon execution and delivery by Parent and the Merger Subsidiary will each constitute, a valid and binding obligation of Parent and the Merger Subsidiary, enforceable against Parent and the Merger Subsidiary in accordance with its terms.

6.3  Capitalization.  Parent’s authorized and outstanding common stock is as set forth in the Form 10-Q for the three months ended March 31, 2010, a copy of which is filed with the SEC.  All of the issued and outstanding shares of Parent Common Stock have been duly authorized, are validly issued, fully paid and nonassessable and none were issued in violation of the preemptive rights of any Person.  Parent as of the Closing Date will have authorized 1,000 shares of Series A convertible preferred stock, all of which will be issued and outstanding.  No other class of capital stock of Parent is authorized or outstanding at the date hereof.  The only shareholder of the Merger Subsidiary is Parent.  All of the outstanding capital stock of the Merger Subsidiary is owned by Parent, free and clear of any Liens.  There are no outstanding or authorized options, warrants, rights, contracts, pledges, calls, puts, rights to subscribe, conversion rights or other agreements or commitments to which Parent or the Merger Subsidiary is a party or which is binding upon Parent and the Merger Subsidiary providing for the issuance, disposition or acquisition of any of its equity or any rights or interests exercisable therefor.  There are no outstanding or authorized equity appreciation, phantom stock or similar rights with respect to Parent or the Merger Subsidiary.

6.4  No Breach.  The execution, delivery and performance by Parent of this Agreement and the other agreements contemplated hereby and the consummation of each of the transactions contemplated hereby or thereby will not (a) violate, result in any breach of, constitute a default under, result in the termination or acceleration of, create in any party the right to accelerate, terminate, modify or cancel, or require any notice under the articles of incorporation or bylaws of Parent or the Merger Subsidiary, any material Law, any material Order or any material Contract to which Parent or the Merger Subsidiary or their assets is bound; (b) result in the creation or imposition of any Lien upon any assets or any of the equities of Parent; or (c) require any material authorization, consent, approval, exemption or other action by or notice to any Governmental Agency or other Person under the provisions of any material Law, material Order or any material Contract by which Parent or the Merger Subsidiary or their assets is bound.

6.5  Financial Statements.

(a)  Each of Parent’s Financial Statements on file with the SEC are accurate and complete in all material respects and present fairly in all material respects the financial condition, results of operations and cash flows of Parent throughout the periods covered thereby and have been prepared in accordance with GAAP consistently applied throughout the periods indicated.  The Parent Financial Statements are in compliance with Regulation S-X to the extent required.

(b)  There has not been, since December 31, 2009, nor to Parent’s Knowledge is there pending, any material change in accounting requirements of Parent.

6.6  Absence of Certain Developments.  Parent has conducted its businesses only in the ordinary course of business consistent with past custom and practice, and Parent has not:

(a)  Suffered a Material Adverse Effect;

(b)  Sold, leased, assigned, licensed or transferred any of its material assets or any material portion thereof (other than in the ordinary course of business, or sales of obsolete assets) or mortgaged, pledged or subjected them to any Lien;

(c)  Made any material capital expenditures or commitments, other than in the ordinary course of business consistent with past custom and practice;

(d)  Created, incurred or assumed any material Indebtedness, other than Indebtedness that is incurred in the ordinary course of business, and has not guaranteed any Indebtedness or Liability of any Person;

(e)  Declared, set aside or paid any dividend or distribution of cash or other property to any shareholder of Parent with respect to its equity or purchased, or redeemed or otherwise acquired any of its equity or any warrants, options or other rights to acquire its equity;

(f)  Amended or authorized the amendment of its articles of incorporation or bylaws;

(g)  Committed or agreed to any of the foregoing; or

(h)  Received any notice from any Person with whom the Company has a material business relationship indicating that said Person intends to change their respective relationship the Company.

6.7  Real Property Leases.  Parent is not a party to any Lease.

6.8  Title to Assets.  Parent owns good and valid title, free and clear of all Liens other than Permitted Liens, to all of the personal, tangible and intangible personal property and assets reflected on the Parent Financial Statements.  At the Closing Date, Parent will have no assets other than its ownership of all of the issued and outstanding stock of the Merger Subsidiary, free and clear of all Liens.

6.9  Contracts and Commitments.

(a)  Neither Parent nor the Merger Subsidiary is currently a party to any Contract, and will not be a party to any Parent Contract that will be in effect at the Effective Time

(b)  Neither Parent nor the Merger Subsidiary has materially breached or cancelled any Contract in violation of the terms thereof; (ii) to Parent’s Knowledge, none of Parent’s Contracts have been breached in any respect or canceled by the other party except in accordance with the terms thereof; (iii) to Parent’s Knowledge, Parent is not in receipt of any written claim of default under any Contract; (iv) to Parent’s Knowledge, no event has occurred which with the passage of time or the giving of notice or both would result in a material breach or default under any Parent Contract or create in any Person the right to accelerate, suspend, terminate, modify, cancel or exercise any other material right under any Parent Contract; (v) no Person has given notice to Parent of repudiation of any provision of any Parent Contract; and (vi) Parent has not received any notice of any, and to Parent’s Knowledge there is no, impending change of any business relationship with any Person except the cancellation or termination of any Parent Contracts currently in effect.

(c)  Each Parent Contract has been entered into without the commission of any act by or on behalf of Parent, alone or in concert with any other Person, or any consideration having been paid or promised, that, in either case, is or would be in violation of any Law.

6.10  Proprietary Rights.

(a)  Parent owns no, and has no exclusive rights to use, any Proprietary Rights in the operation of its business.

(b)  To the Knowledge of Parent, Parent has not interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights of any Person, and there are no unresolved charges, complaints, claims, demands, or notices alleging any such interference, infringement, misappropriation, or violation (including any claim that Parent must license, or refrain from using, any Proprietary Rights of any Person.  To the Knowledge of Parent, no Person has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Proprietary Rights owned or used by Parent in Parent’s business.  There are no Proceedings pending or, to the Knowledge of Parent, threatened, which challenges the validity, legality, enforceability, use or ownership of any Proprietary Rights owned or used by Parent in its business.

(c)  To the Knowledge of Parent, Parent has not engaged in any business practices that are unfair, improper or illegal, including any misrepresentation of the origin, source, or composition of any of its Proprietary Rights and any misrepresentation as to the endorsement, sponsorship or affiliation of any of Parent’s Proprietary Rights by any Person or group.

(d)  Parent neither owns nor licenses or sublicenses any patent, trademark registration or copyright registration, nor does Parent have ownership of, or rights to, applications for any patents, trademark registrations and copyright applications (as amended to date or otherwise modified).

6.11  Governmental Licenses and Permits.  Parent neither has nor uses any Governmental Licenses in the conduct of its business except such as are associated with Parent’s organization in the State of California.  Parent owns or possesses all right, title and interest in and to all material Governmental Licenses that are necessary to its business as presently conducted.  Each such Governmental License has been duly obtained, is valid and in full force and effect and is not subject to any Proceeding to revoke, cancel, modify, limit, restrict or declare such Governmental Licenses invalid in any material respect.  Parent has materially complied with and is in material compliance with the terms and conditions of such Governmental Licenses and has not received any written notices of the violation of any of the terms or conditions of such Governmental Licenses.  The consummation of the transactions contemplated hereby will not, and no event has occurred or circumstance exists that may (with or without the giving of notice or the passage of time or both or otherwise) (i) constitute or result, directly or indirectly in a material violation of or a failure to comply with any term or requirement of any material Governmental License, or (ii) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental License.  All applications required to have been filed for the continued validity or renewal of any Governmental License have been duly filed on a timely basis with the appropriate Governmental Agency or other Person, and all other filings required to have been made with respect to the Governmental License have been duly made on a timely basis with the appropriate Governmental Agency or other Person.

6.12  Proceedings.  There are no material Proceedings pending or, to the Knowledge of Parent, threatened against Parent, or any of its assets or its business and to Parent’s Knowledge, there is no basis for any Proceeding against Parent or any of its assets or its business.  Except as set forth in Parent’s articles of incorporation or bylaws, Parent is not currently required, whether by contract or operation of Law, to indemnify any of the officers, directors or employees (past or present) of Parent and there have been no claims made against Parent for indemnity by any past or present officer, director or employee.

6.13  Compliance with Laws.  Parent has materially complied with and is in compliance in all material respects with all applicable Laws and Orders.  No written notice has been received by Parent alleging a violation of or liability or potential responsibility under any such Law or Order.  To Parent’s Knowledge, since December 31, 2009, there has been no change in any applicable Laws that may have a Parent Material Adverse Effect and there is no impending change in any applicable Laws that may have a Parent Material Adverse Effect.

6.14  Environmental Matters.  Parent has materially complied with and is in compliance in all material respects with all Environmental Laws.  Parent has not received any notice regarding any, and to Parent’s Knowledge, there has been no, violation of, or any liability or investigatory, corrective or remedial obligation under, any Environmental Law with respect to the past or current operations, properties or facilities of Parent.  Parent has not treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any Hazardous Substance in a manner which has given rise to any liabilities or investigatory, corrective or remedial obligations pursuant to Environmental Laws.  To Parent’s Knowledge, (i) there has been no disposal, burial or placement of Hazardous Substances on or about the Parent Leased Real Property; (ii) Parent has not used all or part of the Parent Leased Real Property or any lands contiguous to the Parent Leased Real Property in violation of any Environmental Laws; (iii) there is no contamination, pollution or danger of pollution resulting from a condition on or under the Parent Leased Real Property, or on or under any lands in the vicinity of the Parent Leased Real Property; (iv) there are no storage tanks on or under the Parent Leased Real Property; (v) environmental conditions associated with the Parent Leased Real Property are in compliance with all Environmental Laws; and (vi) Parent has disclosed to the Company all information in Parent’s possession relating to the environmental condition of the Parent Leased Real Property.  Parent has not received any information from neighboring property owners indicating they have any concerns about existing environmental conditions which could affect the Parent Leased Real Property or suggesting they might look to Parent for contribution to clean up such condition.

6.15  Employees.  Parent has materially complied with and is in compliance in all material respects with all applicable Laws relating to the employment of labor.  There are no administrative charges or court complaints pending or, to Parent’s Knowledge, threatened against Parent before the U.S.  Equal Employment Opportunity Commission or any federal, foreign, state or local court or agency concerning alleged employment discrimination or any other matters relating to the employment of labor.  To Parent’s Knowledge, there is no basis for any administrative charge or court complaint regarding any matters relating to the employment of labor.  Parent has not experienced any union organization attempts, labor disputes or work stoppage or slowdowns due to labor disagreements.  There is no labor strike, dispute, work stoppage or slowdown involving any of the employees of Parent pending or, to Parent’s Knowledge, threatened.  Parent is not a party to any labor or union agreement.

6.16  Employee Benefit Plans.

(a)  Parent has no employee pension benefit plan as defined in Section 3(2) of ERISA, has no employee welfare benefit plan (as defined in Section 3(1) of ERISA, and has no Parent Employee Plan.  Parent maintains no plan, policy, program or arrangement which provides nonqualified deferred compensation benefits, equity-based compensation, options or bonuses, health, life, disability, accident, vacation, severance, tuition reimbursement or other fringe benefits or with respect to which Parent is reasonably expected to have any material Liability.

(b)  Parent is not and has not been a member of a controlled group or any other similar arrangement that would be combined with Parent under Code Section(s) 414(b), (c), (m) or (o) participates in or contributes to and has not participated in or contributed to any multiemployer plan (as defined in Section 3(37) of ERISA).

(c)  Parent provides no post-termination health, accident or life insurance benefits.

(d)  Parent has no plan subject to Title IV of ERISA or the minimum funding requirements of Code Section 412.

(e)  No contributions, premiums or other such payments have been paid, or are required to be paid now or in the future, by Parent to any employer or employee plan for any period ending on or before the Effective Time.

(f)  The completion of the transactions contemplated by this Agreement will not result, separately or in the aggregate, in the payment of any amount that will be: (i) non-deductible to Parent or the Surviving Corporation under Code Section 280G; (ii) characterized as an “excess parachute payment” within the meaning of Code Section 280G; or (iii) subject to the excise tax under Code Section 4999.

(g)  Since its inception, Parent has acted in good faith compliance with the requirements of Code Section 409A and, to Parent’s Knowledge, no employee of Parent will have compensation includable in his or her gross compensation as a result of the application of Code Section 409A.  Parent is not, nor has it ever been, party to any tax indemnity agreement or other agreement that requires Parent to “gross up” or otherwise compensate any employee because of the imposition of any income, excise or other Tax.

6.17  Insurance.  Parent maintains no insurance policies currently in force.

6.18  Tax Matters.

(a)  Parent has filed all material Tax Returns that it is required to file as of the date of this Agreement and has paid in full all Taxes required to be paid by Parent as disclosed by such Tax Returns, which Tax Returns are true, correct and complete in all material respects.  On or before the Closing Date, Parent will have timely filed all Tax Returns that it will have been required to file on or before the Closing Date and will have paid in full all Taxes required to be paid by it on or before the Closing Date as disclosed by such Tax Returns and said Tax Returns will be true, correct and complete in all material respects.  Parent has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed, nor between the date hereof and the Effective Time will Parent request any extension of time within which to file any Tax Return without promptly delivering to the Company a copy of such request.  As of immediately before the Effective Time, there will be no Liens for Taxes on any of Parent’s assets other than Permitted Liens.  Parent has not ever been a member of a group of corporations that file a consolidated Tax Return for federal income Taxes or a member of an affiliated group other than a group of which Parent is the common parent.

(b)  Parent has, and by the Closing will have, complied with all Laws relating to the withholding of Taxes required to be paid or withheld by Parent in all respects and has, within the manner prescribed by applicable Law, withheld from its employees, customers and any applicable payees and paid over to the proper Governmental Agencies all material amounts required to be withheld and paid over.

(c)  Parent has not waived any statute of limitations or otherwise agreed to any extension of time with respect to an assessment or collection of Taxes which is still effective; no Proceedings with the Internal Revenue Service or a state, local or foreign taxing authority are presently pending with regard to Taxes of Parent; Parent has not received written notice of any impending audit relating to the Taxes of Parent which has not yet commenced; and no deficiency for any Taxes required to be paid by Parent has been proposed, asserted or assessed against Parent which has not been resolved and paid in full.

(d)  Parent is not a party to any Tax allocation or Tax sharing agreement.

(e)  Parent has not ever been and is not currently liable to pay any tax to, or file any Tax Return with, any foreign Governmental Agency.

6.19  Brokerage.  Except for any finder fees that may be paid by and will be the sole responsibility of the Parent Control Shareholders, there are no claims for brokerage commissions, finders fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by Parent or any Parent director, officer or shareholder.

6.20  Undisclosed Liabilities.  To Parent’s knowledge, since December 31, 2009, Parent has not incurred any Liability required to be disclosed on a balance sheet or the notes thereto pursuant to GAAP, except for Liabilities:

(a)  Disclosed or reserved against in the most recent balance sheet of Parent included in the Parent Financial Statements or described in the notes thereto;

(b)  Incurred in the ordinary course of business not exceeding $5,000 in the aggregate; or

(c)  Fully satisfied on or before the Closing Date.

6.21  Information Regarding Directors and Officers.  Parent’s Officer’s Certificate sets forth the name of each director and executive officer of Parent and the offices held by each such Person.

6.22  Books and Records.  The books of account, minute books, stock record books and other records of Parent, all of which have been made available to the Company prior to the date hereof, are complete and correct in all material respects, and have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls (except as otherwise publicly disclosed by Parent).  The minute books of Parent contain substantially accurate and complete records of all meetings held of, and corporate actions taken by, the shareholders, the board of directors or any committee of the board of directors, and no meeting of the shareholders, board of directors or any committee of the board of directors has been held for which minutes have not been prepared and are not contained in such minute books.

6.23  Interest in Customers, Suppliers and Competitors.  To Parent’s Knowledge, no officer or director of Parent, nor any Affiliate thereof or any member of their respective family, has any direct or indirect interest in any customer, supplier or competitor of the Company or in any other business, firm or Person with whom the Company does business.  Parent has no outstanding loans to any officer, director or shareholder of Parent or the Company or any member of their respective families.

6.24  Other Filings.  The information to be supplied by Parent for inclusion in any Other Filings shall not, on the date the such materials are first mailed to Parent’s shareholders, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading.  If at any time prior to the Effective Time, any event relating to Parent or any of its Affiliates, officers or directors should be discovered by Parent which should be set forth in a supplement to any Other Filings, Parent shall promptly inform the Company and promptly take action to supplement the Other Filings.  Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company or any Person other than Parent or any agent or representative thereof which is contained in any Other Filings.

6.25  Full Disclosure.  None of the representations and warranties made by Parent or the merger Subsidiary in this Agreement and the schedules, certificates and other documents delivered to the Company contains, or will contain, any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in light of the circumstances in which they were made, not misleading as of the date to which it speaks.

6.26  SEC Filings.  Parent has made available to the Company each statement, report, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the 1933 Act), and other filings filed with the SEC by Parent since inception and, prior to the Closing, Parent will have furnished or made available to the Company true and complete copies of any additional documents filed with the SEC by Parent after the date hereof and prior to the Closing (collectively, the “Parent SEC Documents”).  As of their respective filing dates, the Parent SEC Documents complied in all material respects with the requirements of the 1934 Act and the 1933 Act.  Parent has timely filed with the SEC all filings required by the 1934 Act and the 1933 Act and has provided all certifications of its officers which are required by Sarbanes-Oxley and the rules and regulations promulgated in connection therewith, as such rules and regulations have been enacted by the SEC.  All documents required to be filed as exhibits to the Parent SEC Documents have been so filed, and all material contracts so filed as exhibits are in full force and effect, except those which have expired or been terminated in accordance with their terms, and Parent is not in material default thereof.  None of the Parent SEC Documents, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that Parent makes no representations or warranties as to the information contained in or omitted from Parent SEC Documents in reliance upon and in conformity with information furnished to Parent by or on behalf of counterparties to the material contracts included in the Parent SEC Documents.

6.27  Independent Accountants.  SAI are independent public accountants with respect to Parent within the meaning of the 1933 Act and the applicable published rules and regulations thereunder and the rules, regulations and standards of the PCAOB.  SAI is duly registered and in good standing with the PCAOB.  SAI has not, during the periods covered by the Parent Financial Statements, provided to Parent any material non-audit services, as such term is used in Section 10A(g) of the 1934 Act.

6.28  Sarbanes-Oxley Compliance.  Parent has, since being legally required to do so, and its directors and officers, in their capacities as such have, taken all actions necessary to comply with the provisions of Sarbanes-Oxley, including Section 402 related to loans, to the extent such compliance is required by Sarbanes-Oxley or the rules and regulations of the SEC.

6.29  FCPA Compliance.  None of Parent or any director, officer, agent, employee or affiliate of Parent is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA.  Parent and, to the knowledge of Parent, its executive officers and directors, have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

6.30  Financial Recordkeeping and Reporting Compliance.  The operations of Parent are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering and Related Laws, and no action, suit or proceeding by or before any court or Governmental Authority or any arbitrator involving Parent with respect to the Money Laundering and Related Laws is pending or, to the best knowledge of Parent, threatened.  Parent has not violated the Money Laundering and Related Laws, and/or the rules and regulations promulgated under any such law, or any successor law.

6.31  OFAC Compliance.  None of Parent or, to the knowledge of Parent, any director, officer, agent, employee or affiliate of Parent is currently subject to any U.S. sanctions administered by OFAC, and Parent has not knowingly directly or indirectly lent, contributed or otherwise made available funds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

6.32  Internal Controls.  Except as otherwise disclosed in the Parent SEC Documents, Parent has a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of Parent Financial Statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

ARTICLE VII

TERMINATION

7.1  Termination.  This Agreement may be terminated at any time prior to the Closing only as follows:

(a)  By the mutual consent of Parent and the Company;

(b)  By Parent providing written notice to the Company at any time prior to the Closing in the event (i) the Company is in material breach of any representation, warranty, covenant or agreement contained in this Agreement, (ii) Parent has notified the Company of the breach and such breach has continued without cure for a period of 30 days after delivery of such notice of breach, and (iii) there is a reasonable likelihood that such breach will result in an inability of the Company to satisfy the conditions set forth in Sections 3.2(a) or 3.2(b);

(c)  By the Company providing written notice to Parent at any time prior to the Closing in the event (i) Parent is in material breach of any representation, warranty, covenant or agreement contained in this Agreement, (ii) the Company has notified Parent of the breach and such breach has continued without cure for a period of 30 days after delivery of such notice of breach, and (iii) there is a reasonable likelihood that such breach will result in an inability of Parent to satisfy the conditions set forth in Sections 3.1(a) or 3.1(b);

(d)  Subject to complying with Section 7.1(f) by either Parent or the Company if the transactions contemplated hereby have not been consummated by August 24, 2010; provided, however, that a Party shall not be entitled to terminate this Agreement pursuant to this subsection (d) if that Party’s breach of this Agreement has prevented the consummation of the transactions contemplated hereby at or prior to such time; or

Any dispute between the Parties with respect to any Party’s right to terminate this Agreement shall be resolved in accordance with Section 8.11.

7.2  Effect of Termination.  In the event of termination of this Agreement as provided in Section 7.1 hereof, this Agreement shall forthwith become void and there shall be no liability or obligation hereunder on the part of any of the Company or Parent, except that, in the event of an intentional or willful breach of this Agreement prior to the time of such termination, the other Parties hereto shall be entitled to the remedy of specific performance of the covenants contained herein.

7.3  Waiver of Right to Terminate.  Parent shall be deemed to have waived its right to terminate this Agreement upon consummation of the transactions contemplated hereby.  No such waiver shall constitute a waiver of any other rights arising from the non-fulfillment of any condition precedent set forth in Article III hereof or any misrepresentation or breach of any warranty, covenant or agreement contained herein unless such waiver is made in writing and then any such written waiver shall only constitute a waiver of the specific matters set forth therein.

ARTICLE VIII

ADDITIONAL AGREEMENTS; COVENANTS AFTER CLOSING

8.1  Mutual Assistance.  Subsequent to the Closing, each of the Parties hereto, at their own cost, will assist each other (including by the retention of records and the provision of access to relevant records) in the preparation of their respective Tax Returns and the filing and execution of Tax elections, if required, as well as in the defense of any audits or litigation that may ensue as a result of the filing thereof, to the extent that such assistance is reasonably requested.

8.2  Survival of Representations, Warranties, Covenants and Agreements.  Notwithstanding any right of Parent or the Company (whether or not exercised) to investigate the affairs of the Company or Parent or a waiver by Parent or the Company of any condition to Closing set forth in this Agreement, each Party shall have the right to rely fully upon the representations, warranties, covenants and agreements of the other Party contained in this Agreement or in any instrument delivered pursuant to this Agreement.  Unless earlier terminated under Article VII, all of the representations, warranties, covenants and agreements of Parent and the Merger Subsidiary contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing and continue until the second anniversary of the Closing, provided, however, that the representations, warranties and agreements set forth in Sections 6.18 (Taxes) and 8.1 (Tax Cooperation) shall survive until expiration of the applicable statute of limitations for claims applicable to the matters covered thereby.

8.3  Indemnification by the Parent Control Shareholders.

(a)  The Parent Control Shareholders hereby agree to jointly and severally indemnify and hold harmless the Company and the Company’s executive officers, directors, Shareholders, employees and agents, including any person who is an officer, director, employee or agent of the Company prior to the Closing, against any and all losses, Claims, damages, Liabilities, costs and expenses (including but not limited to reasonable attorneys’ and expert witness fees and other expenses of investigation and defense of any Claims or actions) to which they or any of them may become subject due to, or which results from, any of the following:

(i)  Any breach of Parent’s covenants, agreements, warranties or representations contained in this Agreement as of the date made or as of the Closing Date.

(ii)  Any misstatement of a material fact contained in this Agreement or in any of the documents executed in connection with transactions contemplated by this Agreement, but only if the misstatement relates to information concerning Parent.

(iii)  The omission to state any fact necessary to make the statements contained in this Agreement or in any of the documents executed in connection with the transactions contemplated by this Agreement not misleading, but only if the omission relates to information concerning Parent.

(iv)  The operations of Parent or the acts of its employees, acting in their capacities as such, prior to the Closing.

(v)  The ownership of the Real Estate (including, without limitation, the violation or infringement of any Environmental Laws) by Parent prior to the Closing.

(vi)  Actions or inactions of Parent, or the agents of Parent acting in their capacity as agents, prior to the Closing.

(vii)  Any Taxes due and payable by Parent which are payable for activities of Parent prior to the Closing.

(b)  Notwithstanding the foregoing, the maximum liability of each of the Parent Control Shareholders for indemnification in connection with the foregoing shall not exceed $225,000.

(c)  Notwithstanding any other provision of this Agreement, including but not limited to Sections 8.3(b) and 8.5, to the extent that the Company incurs any liabilities, costs or other damages related to the storage, contamination, placement or contamination of the Real Estate by Hazardous Substances (whether initiated or maintained by Parent or an adjoining property owner), each Parent Control Shareholder shall be liable for indemnification for the total amount of any such liability, cost or other damage related to such Hazardous Substances.

8.4  Indemnification by the Company.  [Intentionally Omitted]

8.5  Remedies.  The Parties shall retain all rights to bring actions seeking specific performance as provided in Section 8.6 and other equitable relief, except as expressly provided otherwise in Section 8.7; provided, however, that from and after the Closing, the rights provided for in Article VIII (other than as described in Section 8.6) shall be the exclusive remedy of any Party for damages resulting from the breach of any provision of this Agreement by any other Party except for damages incurred as a result of fraud, willful misconduct or willful representation.

8.6  Specific Performance.  Each Party’s obligation under this Agreement is unique.  If any Party should default in its obligations under this Agreement, the Parties each acknowledge that it would be extremely impracticable to measure the resulting damages; accordingly, the nondefaulting Party, in addition to any other available rights or remedies, may sue in equity for specific performance, and the Parties each expressly waive the defense that a remedy in damages will be adequate.  Notwithstanding any breach or default by any of the Parties of any of their respective representations, warranties, covenants or agreements under this Agreement, if Closing occurs as contemplated, each of the Parties waives any rights that it or they may have to rescind this Agreement or the transactions consummated pursuant to it; provided, however, this wavier shall not affect any other rights or remedies available to the Parties under this Agreement or under applicable Law.

8.7  Notice Of Claim.  Should any Indemnified Party suffer any loss, damage or expense for which the Indemnifying Party is obligated to indemnify and hold such Indemnified Party harmless pursuant to Article VIII of this Agreement, the following shall apply: Promptly upon receipt by the Indemnified Party of notice of any demand, assertion, Claim, action or proceeding, judicial or otherwise, with respect to any matter as to which the Indemnifying Party is obligated to indemnify the Indemnified Party under the provisions of this Agreement, the Indemnified Party shall give prompt notice thereof to the Indemnifying Party, together with a statement of such information respecting such matter as the Indemnified Party shall then have and a statement advising that the Indemnifying Party must notify it within 10 days whether the Indemnifying Party will undertake the defense of such matter.  Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party will, if a Claim in respect thereof is to be made by the Indemnified Party against the Indemnifying Party, notify the Indemnifying Party in writing of the commencement thereof; but the failure so to notify the Indemnifying Party (i) will not relieve the Indemnifying Party from liability under this Section except to the extent that such failure results in prejudice or other damage to the Indemnifying Party, and (ii) will not, in any event, relieve the Indemnifying Party from any obligations to any Indemnified Party other than the indemnification obligation provided above.  Notice of the intention of the Indemnifying Party to contest any such Claim, and the identity of counsel that the Indemnifying Party intends to employ to contest any such Claim, shall be given by the Indemnifying Party to the Indemnified Party within 10 days from the date of receipt by the Indemnifying Party of notice by the Indemnified Party of the assertion of any such Claim.  The Indemnified Party shall have the right to approve the counsel named in the Notice provided pursuant to the preceding sentence, provided that such approval shall not be unreasonably withheld.  The Indemnified Party shall have the right to participate in such proceedings and to be represented by attorneys of its own choosing; however, such representation shall be at the Indemnified Party’s own expense if the Indemnifying Party selects different counsel of its own choosing.  Notwithstanding the Indemnifying Party’s election to appoint counsel to represent the Indemnified Party in an action, the Indemnified Party shall have the right to employ separate counsel and the Indemnifying Party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Indemnifying Party to represent the Indemnified Party would present such counsel with a conflict of interest, or (ii) the actual or potential defendants in, or targets of, any such action include both the Indemnified Party and the Indemnifying Party, the Indemnifying Party has chosen the same counsel to represent the Indemnified Party and the Indemnifying Party, and the Indemnified Party shall have reasonably concluded that there may be legal defenses available to it and/or other Indemnified Parties which are different from or additional to those available to the Indemnifying Party.  If the Indemnifying Party does not elect to contest any Claim, the Indemnifying Party shall be bound by the results obtained with respect thereto by the Indemnified Party, including any settlement of such Claim.  If the Indemnifying Party elects to contest any Claim, the Indemnified Party shall be bound by the results obtained with respect thereto by the Indemnifying Party, including any settlement of such Claim.  Notwithstanding any language to the contrary herein, an Indemnifying Party will not, without the prior written consent of the Indemnified Party, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened Claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such Claim or action) unless such settlement, compromise or consent includes an unconditional release of each Indemnified Party from all Liability arising out of such Claim, action, suit or proceeding.

8.8  Confidentiality.  The Parent Control Shareholders shall, for the period of two years from and after the Closing Date, hold in strict confidence and will keep confidential all information regarding the Company and the Business and will not use or disclose any such information to any Person except: (a) with the prior written consent of the Company; (b) to the extent that such disclosure is required by Law (provided that the disclosing party agrees to give to the Company prompt notice thereof so that the Company may seek a protective order or other appropriate remedy in connection therewith); or (c) to the extent that such information can be shown to be generally available to the public other than as a result of disclosure by one or more of the Parent Control Shareholders or their representatives.

8.9  Expenses.  Except as otherwise set forth in this Agreement, each of the Parties hereto shall be solely responsible for and shall bear all of its own costs and expenses incident to its obligations under and in respect of this Agreement and the transactions contemplated hereby, including, but not limited to, any such costs and expenses incurred by any Party hereto in connection with the negotiation, preparation and performance of and compliance with the terms of this Agreement (including, without limitation, the fees and expenses of legal counsel, accountants, investment bankers or other representatives and consultants), regardless of whether the transactions contemplated hereby are consummated, it being understood and agreed that the Parent Control Shareholders shall pay all costs, fees and expenses incurred by Parent and the Merger Subsidiary in connection with this transaction prior to Closing if the assets of Parent are not sufficient to pay such costs, fees and expenses, except for up to $200,000 of the expenses described in Section 3.1(f).

8.10  Disputes; Arbitration Procedure.

(a)  Each of the Parties hereto agrees that it will attempt to settle any dispute, claim or controversy arising out of this Agreement through good faith negotiations in the spirit of mutual cooperation between senior business executives of Parent and the Company who have the authority to resolve the controversy.

(b)  Any dispute, claim or controversy (other than claims for equitable relief or rescission of this Agreement) that cannot be resolved by the Parties hereto through good faith negotiations within thirty (30) days of notification to the counter-party of the commencement of the dispute resolution procedures of this Section 8.10 will then, upon the written request of any Party hereto, be resolved by binding arbitration conducted in accordance with the then effective Commercial Arbitration Rules of the American Arbitration Association by a sole arbitrator.  Such arbitrator shall be mutually agreeable to the Parties.  If the Parties cannot mutually agree upon the selection of an arbitrator, the arbitrator shall be selected in accordance with the rules of the then effective Commercial Arbitration Rules of the American Arbitration Association.  To the extent not governed by such rules, such arbitrator shall be directed by the Parties to set a schedule for determination of such dispute, claim or controversy that is reasonable under the circumstances.  Such arbitrator shall be directed by the Parties to determine the dispute in accordance with this Agreement and the substantive rules of law (but not the rules of procedure or evidence) that would be applied by a federal court required to apply the internal law (and not the law of conflicts) of the State of California.  The arbitration will be conducted in Los Angeles, California.  Judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

(c)  Nothing contained in this Section 8.10 shall prevent any Party hereto from resorting to judicial process if injunctive or other equitable relief from a court is necessary to prevent injury to such Party or its Affiliates.  The use of arbitration procedures will not be construed under the doctrine of laches, waiver or estoppel to affect adversely the rights of any Party hereto to assert any claim or defense.

8.11  Further Transfers.  Each of the Parties hereto shall, and shall cause its Affiliates to, execute and deliver such further instruments and take such additional action as any other Party hereto may reasonably request to effect or consummate the transactions contemplated hereby.  Each such Party shall, on or prior to the Closing, use its best efforts to fulfill or obtain the fulfillment of the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby.

8.12  Transfer Taxes; Recording Charges.  Notwithstanding anything to the contrary herein, all transfer, documentary, sales, use, stamp, registration and other such similar Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such Taxes when due, and each Party will, at their own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable law.

ARTICLE IX

MISCELLANEOUS

9.1  Amendment and Waiver.  This Agreement may not be amended, altered or modified except by a written instrument executed by Parent, the Merger Subsidiary and the Company .  No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

9.2  Notices.  All notices, demands and other communications to be given or delivered to Parent, the Company or the Parent Control Shareholders under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given when personally delivered, sent by reputable overnight courier or transmitted by facsimile or telecopy (transmission confirmed), to the addresses indicated below (unless another address is so specified in writing):

If to Parent or the Merger Subsidiary prior to the Closing or to the Parent Control Shareholders after the Closing, to: c/o Borivoje Vukadinovic 1251 Point View Street Los Angeles, California 90035
with a copy to: Law Office of Gary A. Agron 5445 DTC Parkway Suite 520 Greenwood Village, Colorado 80111 Attention: Gary A. Agron, Esq.

If to the Company prior to the Closing or to the Surviving Corporation or Parent after the Closing, to:

NewGen BioPharma Corporation
210 Jacobs Creek Road
Titusville, New Jersey 08560
Attention: Dr. Navdeep Jaikaria

with a copy to: TroyGould PC 1801 Century Park East Suite 1600 Los Angeles, California 90067-2367 Attention: Sanford J. Hillsberg, Esq.

9.3  Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of each of the Parties hereto and their respective successors and permitted assigns.  Neither this Agreement nor any rights, benefits or obligations set forth herein may be assigned by any of the Parties hereto.

9.4  Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.5  No Strict Construction.  The language used in this Agreement shall be deemed to be the language chosen by the Parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Person.  The use of the word “including” in this Agreement or in any of the agreements contemplated hereby shall be by way of example rather than by limitation.

9.6  Captions.  The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

9.7  No Third Party Beneficiaries.  Except as otherwise expressly set forth in this Agreement, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the Parties hereto and any permitted successors and assigns, any rights or remedies under or by reason of this Agreement, such third parties specifically including, without limitation, employees, creditors or Shareholders of any of the Parties (other than the Chay Control Shareholders).

9.8  Complete Agreement.  This document and the documents referred to herein contain the complete Agreement between the Parties and supersede any prior understandings, agreements or representations by or between the Parties, written or oral, which may have related to the subject matter hereof in any way, including, without limitation, that certain Letter of Intent dated June 18, 2010.

9.9  Counterparts.  This Agreement may be executed in one or more counterparts, any one of which may be by facsimile, and all of which taken together shall constitute one and the same instrument.

9.10  Governing Law and Jurisdiction.  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.  Except as to matters subject to arbitration (other than enforcement of awards therefrom or enforcement of any Party’s agreement to arbitrate) as described in Section 8.10, to the extent permitted by law, each of the Parties hereto hereby irrevocably submits to the jurisdiction of any state court sitting in Los Angeles, California or United States federal court sitting in Los Angeles, California, over any suit, action or other proceeding brought by any Party arising out of or relating to this Agreement, and each of the Parties hereto hereby irrevocably agrees that all claims with respect to any such suit, action or other proceeding shall be heard and determined in such courts.

[Remainder of page intentionally left blank]

* * * *

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above-written.

COMPANY: NewGen BioPharma Corporation By: /s/ Navdeep Jaikaria Name: Dr. Navdeep Jaikaria Title: Chief Executive Officer
PARENT: Retrospettiva, Inc. By: /s/ Borivoje Vukadinovic Name: Borivoje Vukadinovic Title: Chief Executive Officer
MERGER SUBSIDIARY: Retrospettiva Acquisitions, Inc. By: /s/ Borivoje Vukadinovic Name: Borivoje Vukadinovic Title: Chief Executive Officer
ACKNOWLEDGED AND AGREED AS TO SECTIONS 4.11 AND 8.3 ONLY:
PARENT CONTROL SHAREHOLDERS:
/s/ Borivoje Vukadinovic Borivoje Vukadinovic
/s/ Gary A. Agron Gary A. Agron

Exhibit A

Certificate of Merger

[See attached]

UMC-2 11/03

New Jersey Division of Revenue
Certificate of Merger/Consolidation
(Profit Corporations)

This form may be used to record the merger or consolidation of a corporation with or into another business entity or entities, pursuant to NJSA 14A. Applicants must insure strict compliance with the requirements of State law and insure that all filing requirements are met. This form is intended to simplify filing with the State Treasurer. Applicants are advised to seek out private legal advice before submitting filings to the Department of the Treasury, Division of Revenue’s office.

1.      Type of Filing (check one):                                                ☒ Merger                      ☐  Consolidation

2.      Name of Surviving Business Entity:  NewGen BioPharma Corporation

3.      Name(s)/Jurisdiction(s) of All Participating Business Entities including Surviving Entity:

Name	Jurisdiction	Identification # Assigned by Treasurer (if applicable)
NewGen BioPharma Corporation	New Jersey
Retrospettiva Acquisitions, Inc.	New Jersey

4.      Date Merger/Consolidation adopted:

5.      Voting: (all corporations involved; attach additional sheets if necessary)
  -a      Corp. Name NewGen BioPharma Corporation                                                                                     Outstanding Shares

If applicable, set forth the number and designation of any class or series of shares entitled to vote.

Voting For ___________________       Voting Against ___________________; OR

Merger/consolidation plan was adopted by the unanimous written consent of the shareholders without a meeting (check) ☒
-b      Corp. Name  Retrospettiva Acquisitions, Inc.                                                                                     Outstanding Shares

If applicable, set forth the number and designation of any class or series of shares entitled to vote.

Voting For ___________________       Voting Against ___________________; OR

Merger/consolidation plan was adopted by the unanimous written consent of the shareholders without a meeting (check) ☒
-c      Corp. Name                                                                                     Outstanding Shares

If applicable, set forth the number and designation of any class or series of shares entitled to vote.

Voting For ___________________       Voting Against ___________________; OR

Merger/consolidation plan was adopted by the unanimous written consent of the shareholders without a meeting (check) ☐

6.	Service of Process Address (For use if the surviving business entity is not authorized or registered by the State Treasurer:

The surviving business entity agrees that it may be served with process in this State in any action, suit or proceeding for the enforcement of any obligation of any domestic or foreign corporation, previously amenable to suit in this State, which is a party to this merger/consolidation, and in any proceeding for the enforcement of the rights of a dissenting shareholder of such domestic corporation against the surviving corporation.

The Treasurer is hereby appointed as agent to accept service of process in any such action, suit, or proceeding which shall be forwarded to the surviving business entity at the Service of Process address stated above.

The Surviving Business Entity also agrees that it will promptly pay to the dissenting shareholders of any such domestic corporation the amount, if any, to which they may be entitled under the provisions of Title 14A.

Certificate of Merger/Consolidation
UMC-2

7.	Effective Date (see inst.):

Signature	Name	Title	Date

	Dr. Navdeep Jaikaria	NewGen CEO
	Borivoje Vukadinovic	Retrospettiva CEO

**Remember to attach: 1) the plan of merger or consolidation; and 2) if the surviving or resulting business is not a registered or authorized domestic or foreign corporation, a Tax Clearance Certificate for each participating corporation.

NJ Division of Revenue, PO Box 308, Trenton NJ 08646

Exhibit B

Lock-Up Agreement of Parent Control Shareholders

[See attached]

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is dated as of August ___, 2010 (“Effective Date”), by and among Borivoje Vukadinovic and Gary A. Agron (each a “Holder” and collectively, the “Holders”) and Retrospettiva, Inc., a California corporation (“Parent”).  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Merger Agreement (as defined below).

W I T N E S S E T H

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of July 22, 2010 (“Merger Agreement”), by and among NewGen BioPharma Corporation, a New Jersey corporation (“Company”), Parent and Retrospettiva Acquisitions, Inc., a New Jersey corporation and wholly-owned subsidiary of Parent (the “Merger Subsidiary”), Merger Subsidiary will be merged with and into Company;

WHEREAS, Holders are the beneficial owner of the Lock-up Shares (as defined below); and

WHEREAS, as a material inducement for the Company to enter into and consummate the transactions contemplated by the Merger Agreement, Holders have agreed to execute, deliver and be bound by the terms and conditions of this Agreement.

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.  Definitions.

(a)  “Lock-Up Shares” means the shares of common stock, no par value per share (“Common Stock”), of Parent beneficially owned by the respective Holders as specified on the signature hereto (which constitutes all of the shares of Common Stock beneficially owned by each Holder as of the Effective Date after taking into account the sale by each Holder to the Company of any shares of Parent Preferred Stock owned by Holder), plus any additional securities of Parent acquired during the Lock-Up Period, including, without limitation, all shares of Common Stock that Holders may receive as a stock dividend or other distribution on shares of Common Stock, and shares of Common Stock that Holders may receive in a recapitalization or similar transaction.

(b)  “Lock-Up Period” means the period beginning on the Closing Date and ending on the first anniversary thereof.

2.  Lock-Up.

(a)  Each Holder hereby acknowledges and agrees that except as provided herein, he will not, directly or indirectly, without the prior written consent of Parent, sell, offer, contract to sell, pledge, grant any option to purchase or otherwise dispose (collectively, a “Disposition”) of any of the Lock-Up Shares at any time during the Lock-Up Period.  For the avoidance of doubt, the foregoing restriction is expressly agreed to preclude, among other Dispositions, each Holder from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of the Lock-Up Shares during the Lock-Up Period, including, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Lock-Up Shares.

(b)  Holders hereby consent to the entry of stop transfer instructions with Parent’s transfer agent against any Disposition of the Lock-Up Shares except in compliance with the provisions of this Agreement.  Holders also consent to the placement of the following legend on any and all stock certificates that evidence the Lock-Up Shares:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF THAT CERTAIN LOCK-UP AGREEMENT BETWEEN RETROSPETTIVA, INC. AND THE STOCKHOLDER DATED AS OF _______, 2010.”

3.  Permitted Dispositions.  Notwithstanding Section 2 hereof, each Holder shall be permitted to Dispose of the Lock-Up Shares as follows:

(a)  Each Holder may transfer all or any portion of the Lock-up Shares as a bona fide gift or gifts, provided that the donee or donees thereof agree in writing to be bound by the restrictions set forth in this Agreement;

(b)  Subject to compliance with all applicable securities laws, Holders may Dispose of any or all of their Lock-Up Shares at any time following and subject to the registration of their Lock-Up Shares pursuant to Section 4(a) hereof; and

(c)  Subject to compliance with all applicable securities laws, Holders may Dispose of up to an aggregate number of their Lock-Up Shares on a combined basis equal to the aggregate number of shares of the Parent’s common stock owned by Dr. Navdeep Jaikaria and the other Company founders (Tom Korula, Abu Alam and Dinesh Shenoy) that are sold or otherwise disposed of by him (excluding Section 3(a) gifts) during the one-year period following the Closing Date at any time following and subject to the registration of their Lock-Up Shares pursuant to Section 4(b) hereof.

4.  Piggy-Back Registration.

2

(a)  If Parent and the Company shall not have raised at least $1,000,000 in capital in one or more private placements of their respective securities (such securities, the “Private Placement Shares”) completed between June 1, 2010, and thirty (30) days following the Closing Date, and if, at any time during the Lock-Up Period, Parent proposes to file a registration statement under the Securities Act of 1933, as amended (“Securities Act”), with respect to registering the Private Placement Shares, then Parent shall (i) give written notice of such proposed filing to Holders as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (ii) offer to Holders the opportunity to register the sale of such number of shares of the Lock-Up Shares as Holders may request in writing within ten (10) days following receipt of such notice. Parent shall cause such number of the Lock-Up Shares specified by Holders to be included in such registration, to the extent Parent may do so, on the same terms and conditions as any similar securities of Parent without violating the registration rights of others as in effect from time to time, subject to customary underwriter cutbacks applicable to all holders of registration rights (which cutbacks shall be pro rata according to the shares that the holders of registration rights wish to sell) (such conditions and limitations, collectively, the “Registration Conditions”).  Following such registration and subject to complying with all applicable securities laws, Holders may sell all of the registered shares without limitation.

(b)  Notwithstanding Section 4(a), if Parent proposes to file a registration statement under the Securities Act with respect to registering securities of Parent held by Dr. Navdeep Jaikaria (the “Jaikaria Shares”), then Parent or the Company, as applicable, shall (i) give written notice of such proposed filing to Holders as soon as practicable but in no event less than ten (10) days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing underwriter or underwriters, if any, of the offering, and (ii) offer to Holders the opportunity to register the sale of such number of shares of the Lock-Up Shares as Holders may request in writing within ten (10) days following receipt of such notice. Parent shall cause such number of the Lock-Up Shares specified to be included in such registration, subject to the Registration Conditions; provided, however, that Holders shall remain subject to the restrictions included in Section 3(c) hereof.

5.  Representations and Warranties.

(a)  General. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the other party that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound.

(b)  Beneficial Ownership Representation.  Each Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees, (as determined in accordance with Section 13(d) of the Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) any shares of Common Stock (or other security of Parent convertible into Common Stock), or any economic interest therein or derivative therefrom, other than those shares specified on the signature page hereto.

3

6.  Miscellaneous.

(a)  This Agreement shall become null and void if the Merger Agreement is terminated prior to the Closing.

(b)  The captions and headings contained in this Agreement are for convenience of reference only and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

(c)   This Agreement may be executed in facsimile and in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all of which shall together constitute one and the same agreement.

(d)  This Agreement and the terms, covenants, provisions and conditions hereof shall be binding upon, and shall inure to the benefit of, the respective heirs, successors and assigns of the parties hereto.

(e)  If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision will be conformed to prevailing law rather than voided, if possible, in order to achieve the intent of the parties and, in any event, the remaining provisions of this Agreement shall remain in full force and effect and shall be binding upon the parties hereto.

(f)  This Agreement may be amended or modified by written agreement executed by each of the parties hereto.

(g)  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(h)  This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California.

[Signature Page Follows]

4

IN WITNESS WHEREOF, the parties hereto have caused this Lock-Up Agreement to be duly executed as of the date first indicated above.

RETROSPETTIVA, INC. By: Name: Borivoje Vukadinovic Title: Chief Executive Officer
HOLDER: Gary A. Agron Borivoje Vukadinovic
LOCK-UP SHARES: Gary A. Agron: _____________ shares Borivoje Vukadinovic: _____________ shares

5

Exhibit C

Resignation and Release

[See attached]

RESIGNATION AND RELEASE

THIS RESIGNATION AND RELEASE is made as of ________, 2010, by and between Jovan Keeman (“Executive”) and Retrospettiva, Inc., a California corporation (“Parent”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Merger Agreement (as defined below).

W I T N E S S E T H

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of July 22, 2010 (“Merger Agreement”), by and among NewGen BioPharma Corporation, a New Jersey corporation (“Company”), Parent and Retrospettiva Acquisitions, Inc., a New Jersey corporation and wholly-owned subsidiary of Parent (the “Merger Subsidiary”), Merger Subsidiary will be merged with and into Company; and

WHEREAS, Executive is an officer and director of Parent and this Resignation and Release is being made pursuant to Section 2.6 of the Merger Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as a material inducement to the Company to complete the transactions contemplated by the Merger Agreement, the parties hereto, intending to be legally bound, agrees as follows:

1.  Resignation.  Effective as of the Effective Time of the Merger, Executive hereby voluntarily resigns in all capacities with Parent, including, without limitation, as an officer and a director of Parent and from all committees of the Board of Directors of Parent on which Executive serves, if any.

2.  Release.  Effective as of the Effective Time, Executive, on behalf of himself and each of his heirs, legal representatives, successors and assigns, hereby releases, forever discharges and covenants not to sue each of the Company, the Merger Subsidiary, Parent and, following the Merger, the Surviving Corporation, and their respective shareholders, directors and officers (but only in such person’s capacity as a shareholder, director or officer, and regardless of whether such claim may be brought individually or derivatively) (individually, a “Company Releasee” and collectively, “Company Releasees”), and Parent hereby releases, forever discharges and covenants not to sue Executive, in each case from and with respect to any and all claims, actions, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts, costs, attorneys’ fees, charges, controversies, promises, expenses, compensation and all other liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which such party or any of such party’s heirs, legal representatives, successors and assigns, now has, has ever had or may hereafter have against any of the Company Releasees or Executive, as applicable, arising contemporaneously with or prior to the Effective Time (“Claims”), except (a) in the case of both parties hereto, rights and claims arising under the Merger Agreement or any other agreement between the parties which is identified in either the Merger Agreement or the schedules attached thereto, if any, (b) in the case of Parent’s release of Executive, claims based on willful misconduct or malfeasance, criminal violations, willful failure to deal fairly with the Parent (including, without limitation, conflicts of interest), or improper personal profit or benefit at the expense of Parent, and (c) in the case of the Executive’s release of the Company Releasees, rights and claims for indemnification pursuant to the Articles of Incorporation or Bylaws of Parent.

3.  No Claims.  Without limiting or expanding the release of claims set forth in Section 2 hereof, each of Executive and Parent hereby represents and warrants to the other that it does not know of any Claim against any of the Company Releasees in the case of the representation and warranty by Executive, or Executive in the case of the representation and warranty by Parent, including, without limitation, any right to any compensation or any severance payments or any indemnification by Parent.  Executive is not aware of any events or circumstances that would serve as the basis for a Claim by Executive against any of the Company Releasees and Parent is not aware of any events or circumstances that would serve as the basis for a Claim by Parent against Executive.  Each party hereto agrees that on and after the date hereof such party will use best efforts to cooperate with each other party and will not disparage such other party.

4.  Confidentiality.  Executive agrees that, for the period of two (2) years from and after the Closing Date, he shall hold in strict confidence and will keep confidential all information regarding Parent and its operations, and will not use or disclose any such information to any person except: (a) with the prior written consent of Parent; (b) to the extent that such disclosure is required by law (provided that the disclosing party agrees to give to Parent prompt notice thereof so that Parent may seek a protective order or other appropriate remedy in connection therewith); or (c) to the extent that such information can be shown to be generally available to the public other than as a result of disclosure by Executive or his representatives.

5.  Indemnity.  Executive agrees to indemnify and hold the Company Releasees harmless from and against any and all liability, loss, cost, expense and damage arising from or related to, directly or indirectly, (a) any Claim herein released or any suit, claim, demand, administrative proceeding, arbitration or other alternative dispute resolution mechanism of any kind asserting any Claim herein released initiated against any of the Company Releasees by or on behalf of Executive and (b) any breach of any of the provisions of this Resignation and Release by Executive or his heirs, legal representatives, successors or assigns.  Parent agrees to indemnify and hold Executive harmless from and against any and all liability, loss, cost, expense and damage arising from or related to, directly or indirectly, (a) any Claim herein released or any suit, claim, demand, administrative proceeding, arbitration or other alternative dispute resolution mechanism of any kind asserting any Claim herein released initiated against Executive by or on behalf of Parent and (b) any breach of any of the provisions of this Resignation and Release by Parent or its successors or assigns.

6.  No Limitation of Rights.  For the avoidance of doubt, no provision of this Resignation and Release shall in any way impair, modify, alter or limit the right of the Company (and the Company’s executive officers, directors, shareholders, employees and agents, including any person who is an officer, director, employee or agent of the Company prior to the Closing) to indemnification pursuant to Section 8.3 of the Merger Agreement.

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7.  General.

a.           Each of Parent and Executive represents and warrants that such party is fully informed and has full knowledge and understanding of the terms, conditions and effects of this Release and Resignation, that such party has had the opportunity to consult with and has consulted with such party’s legal counsel regarding this Resignation and Release, that such party has delivered this Resignation and Release voluntarily and such party’s own free will and that, other than those contained herein, such party has not relied on any representation of the Parent, or any of their representatives in the case of Executive, or Executive in the case of Parent, in connection with the execution and delivery of this Resignation and Release.

b.           Each party agrees that this Resignation and Release shall be binding upon such party and his or its heirs, legal representatives, successors and assigns.

c.           If any portion of this Resignation and Release is held invalid by the final judgment of any court of competent jurisdiction, each party agrees that the remaining provisions shall remain in full force and effect as if such invalid provision had not been included in this Resignation and Release.

IN WITNESS WHEREOF, Executive has executed this Resignation and Release as of the day and year first written.

Jovan Keeman

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RESIGNATION AND RELEASE

THIS RESIGNATION AND RELEASE is made as of ________, 2010, by and between Gary A. Agron (“Executive”) and Retrospettiva, Inc., a California corporation (“Parent”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Merger Agreement (as defined below).

W I T N E S S E T H

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of July 22, 2010 (“Merger Agreement”), by and among NewGen BioPharma Corporation, a New Jersey corporation (“Company”), Parent and Retrospettiva Acquisitions, Inc., a New Jersey corporation and wholly-owned subsidiary of Parent (the “Merger Subsidiary”), Merger Subsidiary will be merged with and into Company; and

WHEREAS, Executive is an officer and director of Parent and this Resignation and Release is being made pursuant to Section 2.6 of the Merger Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as a material inducement to the Company to complete the transactions contemplated by the Merger Agreement, the parties hereto, intending to be legally bound, agrees as follows:

1.  Resignation.  Effective as of the Effective Time of the Merger, Executive hereby voluntarily resigns in all capacities with Parent, including, without limitation, as an officer and a director of Parent and from all committees of the Board of Directors of Parent on which Executive serves, if any.

2.  Release.  Effective as of the Effective Time, Executive, on behalf of himself and each of his heirs, legal representatives, successors and assigns, hereby releases, forever discharges and covenants not to sue each of the Company, the Merger Subsidiary, Parent and, following the Merger, the Surviving Corporation, and their respective shareholders, directors and officers (but only in such person’s capacity as a shareholder, director or officer, and regardless of whether such claim may be brought individually or derivatively) (individually, a “Company Releasee” and collectively, “Company Releasees”), and Parent hereby releases, forever discharges and covenants not to sue Executive, in each case from and with respect to any and all claims, actions, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts, costs, attorneys’ fees, charges, controversies, promises, expenses, compensation and all other liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which such party or any of such party’s heirs, legal representatives, successors and assigns, now has, has ever had or may hereafter have against any of the Company Releasees or Executive, as applicable, arising contemporaneously with or prior to the Effective Time (“Claims”), except (a) in the case of both parties hereto, rights and claims arising under the Merger Agreement or any other agreement between the parties which is identified in either the Merger Agreement or the schedules attached thereto, if any, (b) in the case of Parent’s release of Executive, claims based on willful misconduct or malfeasance, criminal violations, willful failure to deal fairly with the Parent (including, without limitation, conflicts of interest), or improper personal profit or benefit at the expense of Parent, and (c) in the case of the Executive’s release of the Company Releasees, rights and claims for indemnification pursuant to the Articles of Incorporation or Bylaws of Parent.

3.  No Claims.  Without limiting or expanding the release of claims set forth in Section 2 hereof, each of Executive and Parent hereby represents and warrants to the other that it does not know of any Claim against any of the Company Releasees in the case of the representation and warranty by Executive, or Executive in the case of the representation and warranty by Parent, including, without limitation, any right to any compensation or any severance payments or any indemnification by Parent.  Executive is not aware of any events or circumstances that would serve as the basis for a Claim by Executive against any of the Company Releasees and Parent is not aware of any events or circumstances that would serve as the basis for a Claim by Parent against Executive.  Each party hereto agrees that on and after the date hereof such party will use best efforts to cooperate with each other party and will not disparage such other party.

4.  Confidentiality.  Executive agrees that, for the period of two (2) years from and after the Closing Date, he shall hold in strict confidence and will keep confidential all information regarding Parent and its operations, and will not use or disclose any such information to any person except: (a) with the prior written consent of Parent; (b) to the extent that such disclosure is required by law (provided that the disclosing party agrees to give to Parent prompt notice thereof so that Parent may seek a protective order or other appropriate remedy in connection therewith); or (c) to the extent that such information can be shown to be generally available to the public other than as a result of disclosure by Executive or his representatives.

5.  Indemnity.  Executive agrees to indemnify and hold the Company Releasees harmless from and against any and all liability, loss, cost, expense and damage arising from or related to, directly or indirectly, (a) any Claim herein released or any suit, claim, demand, administrative proceeding, arbitration or other alternative dispute resolution mechanism of any kind asserting any Claim herein released initiated against any of the Company Releasees by or on behalf of Executive and (b) any breach of any of the provisions of this Resignation and Release by Executive or his heirs, legal representatives, successors or assigns.  Parent agrees to indemnify and hold Executive harmless from and against any and all liability, loss, cost, expense and damage arising from or related to, directly or indirectly, (a) any Claim herein released or any suit, claim, demand, administrative proceeding, arbitration or other alternative dispute resolution mechanism of any kind asserting any Claim herein released initiated against Executive by or on behalf of Parent and (b) any breach of any of the provisions of this Resignation and Release by Parent or its successors or assigns.

6.  No Limitation of Rights.  For the avoidance of doubt, no provision of this Resignation and Release shall in any way impair, modify, alter or limit the right of the Company (and the Company’s executive officers, directors, shareholders, employees and agents, including any person who is an officer, director, employee or agent of the Company prior to the Closing) to indemnification pursuant to Section 8.3 of the Merger Agreement.

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7.  General.

a.  Each of Parent and Executive represents and warrants that such party is fully informed and has full knowledge and understanding of the terms, conditions and effects of this Release and Resignation, that such party has had the opportunity to consult with and has consulted with such party’s legal counsel regarding this Resignation and Release, that such party has delivered this Resignation and Release voluntarily and such party’s own free will and that, other than those contained herein, such party has not relied on any representation of the Parent, or any of their representatives in the case of Executive, or Executive in the case of Parent, in connection with the execution and delivery of this Resignation and Release.

b.  Each party agrees that this Resignation and Release shall be binding upon such party and his or its heirs, legal representatives, successors and assigns.

c.  If any portion of this Resignation and Release is held invalid by the final judgment of any court of competent jurisdiction, each party agrees that the remaining provisions shall remain in full force and effect as if such invalid provision had not been included in this Resignation and Release.

IN WITNESS WHEREOF, Executive has executed this Resignation and Release as of the day and year first written.

Gary A. Agron

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RESIGNATION AND RELEASE

THIS RESIGNATION AND RELEASE is made as of ________, 2010, by and between Borivoje Vukadinovic (“Executive”) and Retrospettiva, Inc., a California corporation (“Parent”). Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Merger Agreement (as defined below).

W I T N E S S E T H

WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of July 22, 2010 (“Merger Agreement”), by and among NewGen BioPharma Corporation, a New Jersey corporation (“Company”), Parent and Retrospettiva Acquisitions, Inc., a New Jersey corporation and wholly-owned subsidiary of Parent (the “Merger Subsidiary”), Merger Subsidiary will be merged with and into Company; and

WHEREAS, Executive is an officer and director of Parent and the Merger Subsidiary and this Resignation and Release is being made pursuant to Section 2.6 of the Merger Agreement.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and as a material inducement to the Company to complete the transactions contemplated by the Merger Agreement, the parties hereto, intending to be legally bound, agrees as follows:

1.  Resignation.  Effective as of the Effective Time of the Merger, Executive hereby voluntarily resigns (i) in all capacities with Parent, including, without limitation, as an officer and a director of Parent and from all committees of the Board of Directors of Parent on which Executive serves, if any; and (ii) in all capacities with Merger Subsidiary, including, without limitation, as an officer and a director of Merger Subsidiary and from all committees of the Board of Directors of Merger Subsidiary on which Executive serves, if any.

2.  Release.  Effective as of the Effective Time, Executive, on behalf of himself and each of his heirs, legal representatives, successors and assigns, hereby releases, forever discharges and covenants not to sue each of the Company, the Merger Subsidiary, Parent and, following the Merger, the Surviving Corporation, and their respective shareholders, directors and officers (but only in such person’s capacity as a shareholder, director or officer, and regardless of whether such claim may be brought individually or derivatively) (individually, a “Company Releasee” and collectively, “Company Releasees”), and Parent hereby releases, forever discharges and covenants not to sue Executive, in each case from and with respect to any and all claims, actions, demands, proceedings, causes of action, orders, obligations, contracts, agreements, debts, costs, attorneys’ fees, charges, controversies, promises, expenses, compensation and all other liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, which such party or any of such party’s heirs, legal representatives, successors and assigns, now has, has ever had or may hereafter have against any of the Company Releasees or Executive, as applicable, arising contemporaneously with or prior to the Effective Time (“Claims”), except (a) in the case of both parties hereto, rights and claims arising under the Merger Agreement or any other agreement between the parties which is identified in either the Merger Agreement or the schedules attached thereto, if any, (b) in the case of Parent’s release of Executive, claims based on willful misconduct or malfeasance, criminal violations, willful failure to deal fairly with the Parent (including, without limitation, conflicts of interest), or improper personal profit or benefit at the expense of Parent, and (c) in the case of the Executive’s release of the Company Releasees, rights and claims for indemnification pursuant to the Articles of Incorporation or Bylaws of Parent.

3.  No Claims.  Without limiting or expanding the release of claims set forth in Section 2 hereof, each of Executive and Parent hereby represents and warrants to the other that it does not know of any Claim against any of the Company Releasees in the case of the representation and warranty by Executive, or Executive in the case of the representation and warranty by Parent, including, without limitation, any right to any compensation or any severance payments or any indemnification by Parent.  Executive is not aware of any events or circumstances that would serve as the basis for a Claim by Executive against any of the Company Releasees and Parent is not aware of any events or circumstances that would serve as the basis for a Claim by Parent against Executive.  Each party hereto agrees that on and after the date hereof such party will use best efforts to cooperate with each other party and will not disparage such other party.

4.  Confidentiality.  Executive agrees that, for the period of two (2) years from and after the Closing Date, he shall hold in strict confidence and will keep confidential all information regarding Parent and its operations, and will not use or disclose any such information to any person except: (a) with the prior written consent of Parent; (b) to the extent that such disclosure is required by law (provided that the disclosing party agrees to give to Parent prompt notice thereof so that Parent may seek a protective order or other appropriate remedy in connection therewith); or (c) to the extent that such information can be shown to be generally available to the public other than as a result of disclosure by Executive or his representatives.

5.  Indemnity.  Executive agrees to indemnify and hold the Company Releasees harmless from and against any and all liability, loss, cost, expense and damage arising from or related to, directly or indirectly, (a) any Claim herein released or any suit, claim, demand, administrative proceeding, arbitration or other alternative dispute resolution mechanism of any kind asserting any Claim herein released initiated against any of the Company Releasees by or on behalf of Executive and (b) any breach of any of the provisions of this Resignation and Release by Executive or his heirs, legal representatives, successors or assigns.  Parent agrees to indemnify and hold Executive harmless from and against any and all liability, loss, cost, expense and damage arising from or related to, directly or indirectly, (a) any Claim herein released or any suit, claim, demand, administrative proceeding, arbitration or other alternative dispute resolution mechanism of any kind asserting any Claim herein released initiated against Executive by or on behalf of Parent and (b) any breach of any of the provisions of this Resignation and Release by Parent or its successors or assigns.

6.  No Limitation of Rights.  For the avoidance of doubt, no provision of this Resignation and Release shall in any way impair, modify, alter or limit the right of the Company (and the Company’s executive officers, directors, shareholders, employees and agents, including any person who is an officer, director, employee or agent of the Company prior to the Closing) to indemnification pursuant to Section 8.3 of the Merger Agreement.

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7.  General.

a.  Each of Parent and Executive represents and warrants that such party is fully informed and has full knowledge and understanding of the terms, conditions and effects of this Release and Resignation, that such party has had the opportunity to consult with and has consulted with such party’s legal counsel regarding this Resignation and Release, that such party has delivered this Resignation and Release voluntarily and such party’s own free will and that, other than those contained herein, such party has not relied on any representation of the Parent, or any of their representatives in the case of Executive, or Executive in the case of Parent, in connection with the execution and delivery of this Resignation and Release.

b.  Each party agrees that this Resignation and Release shall be binding upon such party and his or its heirs, legal representatives, successors and assigns.

c.  If any portion of this Resignation and Release is held invalid by the final judgment of any court of competent jurisdiction, each party agrees that the remaining provisions shall remain in full force and effect as if such invalid provision had not been included in this Resignation and Release.

IN WITNESS WHEREOF, Executive has executed this Resignation and Release as of the day and year first written.

Borivoje Vukadinovic

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Exhibit D

Officer’s Certificate of Parent

[See attached]

OFFICER’S CERTIFICATE

OF

RETROSPETTIVA, INC.

This Certificate is delivered pursuant to Section 3.1(e) of that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of as of July 22, 2010, by and among NewGen BioPharma Corporation, a New Jersey corporation (the “Company”), Retrospettiva, Inc., a California corporation (“Parent”), and Retrospettiva Acquisitions, Inc., a New Jersey corporation and wholly-owned subsidiary of Parent (the “Merger Subsidiary”).  Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Merger Agreement.

The undersigned, in his capacity as an officer of Parent, and not individually, hereby certifies as follows:

1.  I am the duly elected, authorized and acting Chief Executive Officer of Parent.

2.  Each of the representations and warranties set forth in Article VI of the Merger Agreement is true and correct in all respects, at and as of the date of the Merger Agreement and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of the Merger Agreement throughout such representations and warranties (except that those representations and warranties that are made as of a specific date need only be true and correct in all respects as of such date), except where the failure of any such representations and warranties to be true and correct has not had, individually or in the aggregate, a Parent Material Adverse Effect.

3.  Each of Parent and Merger Subsidiary has performed in all material respects all the covenants and agreements required to be performed by it under the Merger Agreement at or prior to the date hereof.

4.  Attached hereto as Schedule 1 is a true and correct copy of resolutions duly adopted by written consents of each of the Board of Directors of Parent and Merger Subsidiary, each dated as of July __, 2010, which resolutions authorize each of Parent and Merger Subsidiary to execute, deliver and perform its obligations under the Merger Agreement and to consummate the Merger and other transactions contemplated thereby, and such resolutions have not in any way been rescinded or amended, have been in full force and effect at all times since their adoption up to and including the date hereof and are in full force and effect as of the date hereof.

5.  Attached hereto as Schedule 2 is a true and correct copy of resolutions duly adopted by written consent of Parent as the sole stockholder of Merger Subsidiary, dated July ___, 2010, which resolutions authorize Merger Subsidiary to execute, deliver and perform its obligations under the Merger Agreement and to consummate the Merger and other transactions contemplated thereby, and such resolutions have not in any way been rescinded or amended, have been in full force and effect at all times since their adoption up to and including the date hereof and are in full force and effect as of the date hereof.

6. The following are the names, titles and true signatures of the duly elected and acting officers of Parent and Merger Subsidiary authorized by the attached resolutions to execute and deliver the Merger Agreement and all other agreements and documents required by the Merger Agreement referred to in the attached resolutions:

For Parent:

Name	Title	Signature
Borivoje Vukadinovic	Chief Executive Officer and Secretary

For Merger Subsidiary:
Name	Title	Signature
Borivoje Vukadinovic	Chief Executive Officer and Secretary

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ___ day of ______ 2010.

PARENT: Retrospettiva, Inc. By: Name: Borivoje Vukadinovic Title: Chief Executive Officer

Schedule 1

Parent and Merger Subsidiary Board of Directors Consent

[See attached]

RESOLUTIONS ADOPTED BY
THE UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS
OF
RETROSPETTIVA, INC.

July __, 2010
The undersigned, constituting all of the members of the Board of Directors (the “Board”) of Retrospettiva, Inc., a California corporation (“Corporation”), in accordance with the authority contained in this Corporation’s Bylaws and pursuant to the California Corporations Code, do hereby take the following actions, adopt the following resolutions, and transact the following business via written consent (this “Written Consent”), to be effective as of the date first set above, and such actions and resolutions to have the same force and effect as though duly taken and adopted at a meeting of the Board, duly called and held:

Agreement and Plan of Merger

WHEREAS, the Board has determined that it is the best interests of this Corporation and its stockholders for this Corporation to effect a reverse merger between a wholly owned subsidiary of this corporation and another entity (the “Merger”);

WHEREAS, in connection with the Merger, the Board has reviewed and considered (i) the Letter of Intent with respect to the Merger attached hereto as Exhibit A (the “LOI”); (ii) the form of Agreement and Plan of Merger by and among NewGen BioPharma Corporation, a New Jersey corporation (“NewGen”), this Corporation and Retrospettiva Acquisitions, Inc., a New Jersey corporation and wholly owned subsidiary of this Corporation (the “Merger Subsidiary”), attached hereto as Exhibit B (the “Merger Agreement”); (iii) the Certificate Of Merger attached hereto as Exhibit C (the “Merger Certificate”) to be filed with the New Jersey Division of Revenue in connection with the Merger; (iv) the form of lock-up agreement attached hereto as Exhibit D (the “Lock-Up Agreement”); and (v) the form of resignation and release attached hereto as  Exhibit E (the “Resignation and Release”);

WHEREAS, pursuant to the Merger Agreement, Merger Subsidiary will merge with and into NewGen, with NewGen being the surviving corporation in the Merger (the “Surviving Corporation”) and becoming a wholly owned subsidiary of this Corporation;

WHEREAS, upon effectiveness of the Merger, all of the properties, rights, privileges, powers and franchises of Merger Subsidiary will vest in the Surviving Corporation, and all of the debts, liabilities, duties and obligations of Merger Subsidiary will become the debts, liabilities, duties and obligations of the Surviving Corporation;

WHEREAS, upon effectiveness of the Merger, each outstanding share of NewGen’s common stock, no par value, will be converted into the right to receive 50,000,000 shares of this Corporation’s common stock, no par value per share (“Common Stock”);

WHEREAS, upon effectiveness of the Merger, each share of the common stock, no par value per share, of Merger Subsidiary then outstanding shall be converted into one share of the validly issued, fully paid and non-assessable authorized common stock of the Surviving Corporation; and

WHEREAS, the Board deems it advisable and in the best interests of this Corporation and its stockholders for this Corporation to effect the Merger, and the transactions contemplated in the Merger Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the Merger, on the terms set forth in the Merger Agreement, be, and it hereby is, authorized and approved; and it is

RESOLVED FURTHER, that the LOI be, and it hereby is, authorized, ratified and approved in the form attached hereto as Exhibit A; and it is

RESOLVED FURTHER, that the Merger Agreement be, and it hereby is, authorized and approved in substantially the form attached hereto as Exhibit B; and it is

RESOLVED FURTHER, that the Merger Certificate be, and it hereby is, authorized and approved in substantially the form attached hereto as Exhibit C; and it is

RESOLVED FURTHER, that the Lock-Up Agreement be, and it hereby is, authorized and approved in substantially the form attached hereto as Exhibit D; and it is

RESOLVED FURTHER, that the Resignation and Release be, and it hereby is, authorized and approved in substantially the form attached hereto as Exhibit E; and it is

RESOLVED FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to execute and deliver the LOI and the Merger Agreement, with such modifications to the Merger Agreement, the Lock-Up Agreement and the Resignation and Release as such officers shall approve, such approval to be conclusively evidenced by such officer’s execution thereof; and it is

RESOLVED, FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to execute, deliver or file, on behalf of this Corporation and in its name the Merger Certificate with such modifications, and any other documents, instruments and agreement determined by such officers to be necessary or proper for the completion of the Merger and the other actions contemplated by the Merger Agreement; and it is

RESOLVED, FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to perform, on behalf of this Corporation and in its name, all acts reasonably required by the Merger Agreement or the Merger Certificate; and it is

RESOLVED, FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to execute, deliver and file, on behalf of this Corporation and in its name, any instrument, certificate, agreement or document required to be executed, delivered or filed with the New Jersey Division of Revenue, or any other governmental agency in connection with the Merger, in each case in such form as such officers may approve, which approval shall be conclusively established by the execution, delivery or filing of such agreement by such officer or officers; and it is

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RESOLVED FURTHER, that this Corporation is authorized to issue 50,000,000 shares of its Common Stock (collectively, the “Merger Consideration”) to the stockholders of NewGen, subject to the provisions of, and as contemplated in, the Merger Agreement; and it is

RESOLVED FURTHER, that this Corporation is hereby authorized to reserve for issuance up to 50,000,000 shares of its Common Stock, comprising the Merger Consideration, to be issued in connection with the Merger, subject to the provisions of, and as contemplated in the Merger Agreement, upon closing of the transactions contemplated in the Merger Agreement; and it is

RESOLVED FURTHER, that the Merger Consideration to be issued as contemplated in the Merger Agreement, when issued in accordance therewith, will be duly authorized, validly issued, fully paid and non-assessable shares of this Corporation’s Common Stock; and it is

RESOLVED, FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to issue the required number of shares of this Corporation’s Common Stock comprising the Merger Agreement, and to deliver certificates therefor; and it is

RESOLVED FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to determine the states in which appropriate action shall be taken to qualify all or such part of the Merger Consideration issuable under the Merger Agreement, or any other securities which may be offered or sold, as such officers may deem advisable; that the officers of this Corporation be, and each of them hereby is, authorized to perform on behalf of this Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Corporation and the approval and ratification by this Corporation of the papers and documents so executed and the action so taken; and it is

General Enabling Resolution

RESOLVED, that the officers of this Corporation be, and each of them acting alone hereby is, authorized and directed, by and on behalf of this Corporation and in its name, to take all such other actions, to cause to be prepared and filed all such other documents, to make all expenditures and to execute all instruments deemed by such officer(s) to be necessary or appropriate in carrying out the purposes of all of the foregoing resolutions.

Ratifying Resolution

RESOLVED FURTHER, that all actions by any and all officers and agents of this Corporation taken or performed prior to the date hereof in respect of the matters referred to in the foregoing resolutions be and such actions here by are, approved, ratified and confirmed in all respects.

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Stockholder Approval

RESOLVED FURTHER, this Corporation, as the sole stockholder of Merger Subsidiary and in accordance with applicable provisions of the New Jersey Business Corporation Act, hereby authorizes and approves the Merger, the Merger Agreement and the transactions contemplated thereby; and it is

RESOLVED, that the officers of Merger Subsidiary be, and each of them acting alone hereby is, authorized and directed, by and on behalf of Merger Subsidiary and in its name, to take all such other actions, to cause to be prepared and filed all such other documents, to make all expenditures and to execute all instruments deemed by such officer(s) to be necessary or appropriate in carrying out the purposes of all of the foregoing resolutions; and it is

RESOLVED FURTHER, that all actions by any and all officers and agents of Merger Subsidiary taken or performed prior to the date hereof in respect of the matters referred to in the foregoing resolutions be and such actions here by are, approved, ratified and confirmed in all respects.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned constituting the sole member of the Board has executed this Unanimous Written Consent as of the date first set forth above.

DIRECTORS:

Borivoje Vukadinovic

Gary A. Agron

Jovan Keeman

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RESOLUTIONS ADOPTED BY
THE UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS
OF
RETROSPETTIVA ACQUISITIONS, INC.

July __, 2010

The undersigned, constituting the sole member of the Board of Directors (the “Board”) of Retrospettiva Acquisitions, Inc., a New Jersey corporation (“Corporation”), pursuant to the New Jersey Business Corporation Act, does hereby take the following actions, adopts the following resolutions, and transacts the following business via written consent (this “Written Consent”), to be effective as of the date first set above, and such actions and resolutions to have the same force and effect as though duly taken and adopted at a meeting of the Board, duly called and held:

Appointment of Officers

NOW, THEREFORE, BE IT RESOLVED, that Borivoje Vukadinovic is hereby appointed as the President, Treasurer/Chief Financial Officer and Secretary of the Corporation.

Issuance of Stock

WHEREAS, the Certificate of Incorporation of the Corporation authorizes the issuance of 1,000 shares of common stock, no par value per share (“Common Stock”);

WHEREAS, none of the shares of Common Stock has been offered, issued or sold to any person;

WHEREAS, it has been proposed that 100 shares of Common Stock be issued and sold to Retrospettiva, Inc., a California corporation and parent of this Corporation (“Parent”); and

WHEREAS, all of such shares proposed to be issued shall be sold for cash and issued for the same price per share;

NOW, THEREFORE, BE IT RESOLVED, that the Corporation shall issue and sell 100 shares of Common Stock to Parent for a purchase price of $0.01 per share in cash;

RESOLVED FURTHER, that Parent shall acquire such shares for investment and not with a view to distribution; and

RESOLVED FURTHER, that said shares of Common Stock, when so sold and delivered, and when the Corporation has received the purchase price therefor, shall be duly and validly issued, fully paid and non-assessable, and that the consideration received shall be credited to the appropriate capital accounts of the Corporation.

Agreement and Plan of Merger

WHEREAS, the Board has determined that it is the best interests of this Corporation and its stockholder for this Corporation to merge with and into another entity (the “Merger”) pursuant to which such entity will become a wholly owned subsidiary of Parent;

WHEREAS, in connection with the Merger, the Board has reviewed and considered (i) the Letter of Intent with respect to the Merger attached hereto as Exhibit A (the “LOI”); (ii) the form of Agreement and Plan of Merger by and among NewGen BioPharma Corporation, a New Jersey corporation (“NewGen”), this Corporation and Parent (the “Merger Subsidiary”), attached hereto as Exhibit B (the “Merger Agreement”); (iii) the Certificate Of Merger attached hereto as Exhibit C (the “Merger Certificate”) to be filed with the New Jersey Division of Revenue in connection with the Merger; (iv) the form of lock-up agreement attached hereto as Exhibit D (the “Lock-Up Agreement”); and (v) the form of resignation and release attached hereto as  Exhibit E (the “Resignation and Release”);

WHEREAS, pursuant to the Merger Agreement, this Corporation will merge with and into NewGen, with NewGen being the surviving corporation in the Merger (the “Surviving Corporation”) and becoming a wholly owned subsidiary of Parent;

WHEREAS, upon effectiveness of the Merger, all of the properties, rights, privileges, powers and franchises of this Corporation will vest in the Surviving Corporation, and all of the debts, liabilities, duties and obligations of this Corporation will become the debts, liabilities, duties and obligations of the Surviving Corporation;

WHEREAS, upon effectiveness of the Merger, each share of the common stock, $0.00001 par value per share, of this Corporation then outstanding shall be converted into one share of the validly issued, fully paid and non-assessable authorized common stock of the Surviving Corporation; and

WHEREAS, the Board deems it advisable and in the best interests of this Corporation and its stockholder for this Corporation to effect the Merger, and the transactions contemplated in the Merger Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the Merger, on the terms set forth in the Merger Agreement, be, and it hereby is, authorized and approved; and it is

RESOLVED FURTHER, that the LOI be, and it hereby is, authorized, ratified and approved in the form attached hereto as Exhibit A; and it is

RESOLVED FURTHER, that the Merger Agreement be, and it hereby is, authorized and approved in substantially the form attached hereto as Exhibit B; and it is

RESOLVED FURTHER, that the Merger Certificate be, and it hereby is, authorized and approved in substantially the form attached hereto as Exhibit C; and it is

RESOLVED FURTHER, that the Lock-Up Agreement be, and it hereby is, authorized and approved in substantially the form attached hereto as Exhibit D; and it is

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RESOLVED FURTHER, that the Resignation and Release be, and it hereby is, authorized and approved in substantially the form attached hereto as Exhibit E; and it is

 RESOLVED FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to execute and deliver the LOI and the Merger Agreement, with such modifications to the Merger Agreement, the Lock-Up Agreement and the Resignation and Release as such officers shall approve, such approval to be conclusively evidenced by such officer’s execution thereof; and it is

RESOLVED, FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to execute, deliver or file, on behalf of this Corporation and in its name the Merger Certificate with such modifications, and any other documents, instruments and agreement determined by such officers to be necessary or proper for the completion of the Merger and the other actions contemplated by the Merger Agreement; and it is

RESOLVED, FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to perform, on behalf of this Corporation and in its name, all acts reasonably required by the Merger Agreement or the Merger Certificate; and it is

RESOLVED, FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to execute, deliver and file, on behalf of this Corporation and in its name, any instrument, certificate, agreement or document required to be executed, delivered or filed with the New Jersey Division of Revenue, or any other governmental agency in connection with the Merger, in each case in such form as such officer or officers may approve, which approval shall be conclusively established by the execution, delivery or filing of such agreement by such officer or officers; and it is

RESOLVED, FURTHER, that the terms of the Merger, the Merger Agreement and the transactions contemplated thereby be submitted to the stockholder of this Corporation for its consideration and approval, and the Board hereby recommends that the stockholder of this Corporation approve the terms of the terms of the Merger, the Merger Agreement and the transactions contemplated thereby.

General Enabling Resolution

RESOLVED, that the officers of this Corporation be, and each of them acting alone hereby is, authorized and directed, by and on behalf of this Corporation and in its name, to take all such other actions, to cause to be prepared and filed all such other documents, to make all expenditures and to execute all instruments deemed by such officer(s) to be necessary or appropriate in carrying out the purposes of all of the foregoing resolutions.

Ratifying Resolution

RESOLVED FURTHER, that all actions by any and all officers and agents of this Corporation taken or performed prior to the date hereof in respect of the matters referred to in the foregoing resolutions be and such actions here by are, approved, ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the undersigned constituting the sole member of the Board has executed this Unanimous Written Consent as of the date first set forth above.

DIRECTOR:

Borivoje Vukadinovic

Schedule 2

Parent and Merger Subsidiary Board of Directors Consent

[See attached]

RESOLUTIONS ADOPTED BY
THE UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS
OF
RETROSPETTIVA, INC.

July __, 2010
The undersigned, constituting all of the members of the Board of Directors (the “Board”) of Retrospettiva, Inc., a California corporation (“Corporation”), in accordance with the authority contained in this Corporation’s Bylaws and pursuant to the California Corporations Code, do hereby take the following actions, adopt the following resolutions, and transact the following business via written consent (this “Written Consent”), to be effective as of the date first set above, and such actions and resolutions to have the same force and effect as though duly taken and adopted at a meeting of the Board, duly called and held:

Agreement and Plan of Merger

WHEREAS, the Board has determined that it is the best interests of this Corporation and its stockholders for this Corporation to effect a reverse merger between a wholly owned subsidiary of this corporation and another entity (the “Merger”);

WHEREAS, in connection with the Merger, the Board has reviewed and considered (i) the Letter of Intent with respect to the Merger attached hereto as Exhibit A (the “LOI”); (ii) the form of Agreement and Plan of Merger by and among NewGen BioPharma Corporation, a New Jersey corporation (“NewGen”), this Corporation and Retrospettiva Acquisitions, Inc., a New Jersey corporation and wholly owned subsidiary of this Corporation (the “Merger Subsidiary”), attached hereto as Exhibit B (the “Merger Agreement”); (iii) the Certificate Of Merger attached hereto as Exhibit C (the “Merger Certificate”) to be filed with the New Jersey Division of Revenue in connection with the Merger; (iv) the form of lock-up agreement attached hereto as Exhibit D (the “Lock-Up Agreement”); and (v) the form of resignation and release attached hereto as  Exhibit E (the “Resignation and Release”);

WHEREAS, pursuant to the Merger Agreement, Merger Subsidiary will merge with and into NewGen, with NewGen being the surviving corporation in the Merger (the “Surviving Corporation”) and becoming a wholly owned subsidiary of this Corporation;

WHEREAS, upon effectiveness of the Merger, all of the properties, rights, privileges, powers and franchises of Merger Subsidiary will vest in the Surviving Corporation, and all of the debts, liabilities, duties and obligations of Merger Subsidiary will become the debts, liabilities, duties and obligations of the Surviving Corporation;

WHEREAS, upon effectiveness of the Merger, each outstanding share of NewGen’s common stock, no par value, will be converted into the right to receive 50,000,000 shares of this Corporation’s common stock, no par value per share (“Common Stock”);

WHEREAS, upon effectiveness of the Merger, each share of the common stock, no par value per share, of Merger Subsidiary then outstanding shall be converted into one share of the validly issued, fully paid and non-assessable authorized common stock of the Surviving Corporation; and

WHEREAS, the Board deems it advisable and in the best interests of this Corporation and its stockholders for this Corporation to effect the Merger, and the transactions contemplated in the Merger Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the Merger, on the terms set forth in the Merger Agreement, be, and it hereby is, authorized and approved; and it is

RESOLVED FURTHER, that the LOI be, and it hereby is, authorized, ratified and approved in the form attached hereto as Exhibit A; and it is

RESOLVED FURTHER, that the Merger Agreement be, and it hereby is, authorized and approved in substantially the form attached hereto as Exhibit B; and it is

RESOLVED FURTHER, that the Merger Certificate be, and it hereby is, authorized and approved in substantially the form attached hereto as Exhibit C; and it is

RESOLVED FURTHER, that the Lock-Up Agreement be, and it hereby is, authorized and approved in substantially the form attached hereto as Exhibit D; and it is

RESOLVED FURTHER, that the Resignation and Release be, and it hereby is, authorized and approved in substantially the form attached hereto as Exhibit E; and it is

RESOLVED FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to execute and deliver the LOI and the Merger Agreement, with such modifications to the Merger Agreement, the Lock-Up Agreement and the Resignation and Release as such officers shall approve, such approval to be conclusively evidenced by such officer’s execution thereof; and it is

RESOLVED, FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to execute, deliver or file, on behalf of this Corporation and in its name the Merger Certificate with such modifications, and any other documents, instruments and agreement determined by such officers to be necessary or proper for the completion of the Merger and the other actions contemplated by the Merger Agreement; and it is

RESOLVED, FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to perform, on behalf of this Corporation and in its name, all acts reasonably required by the Merger Agreement or the Merger Certificate; and it is

RESOLVED, FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to execute, deliver and file, on behalf of this Corporation and in its name, any instrument, certificate, agreement or document required to be executed, delivered or filed with the New Jersey Division of Revenue, or any other governmental agency in connection with the Merger, in each case in such form as such officers may approve, which approval shall be conclusively established by the execution, delivery or filing of such agreement by such officer or officers; and it is

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RESOLVED FURTHER, that this Corporation is authorized to issue 50,000,000 shares of its Common Stock (collectively, the “Merger Consideration”) to the stockholders of NewGen, subject to the provisions of, and as contemplated in, the Merger Agreement; and it is

RESOLVED FURTHER, that this Corporation is hereby authorized to reserve for issuance up to 50,000,000 shares of its Common Stock, comprising the Merger Consideration, to be issued in connection with the Merger, subject to the provisions of, and as contemplated in the Merger Agreement, upon closing of the transactions contemplated in the Merger Agreement; and it is

RESOLVED FURTHER, that the Merger Consideration to be issued as contemplated in the Merger Agreement, when issued in accordance therewith, will be duly authorized, validly issued, fully paid and non-assessable shares of this Corporation’s Common Stock; and it is

RESOLVED, FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to issue the required number of shares of this Corporation’s Common Stock comprising the Merger Agreement, and to deliver certificates therefor; and it is

RESOLVED FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to determine the states in which appropriate action shall be taken to qualify all or such part of the Merger Consideration issuable under the Merger Agreement, or any other securities which may be offered or sold, as such officers may deem advisable; that the officers of this Corporation be, and each of them hereby is, authorized to perform on behalf of this Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable laws of any such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, applications, reports, irrevocable consents and appointments of attorneys for service of process; and the execution by such officers of any such paper or document or the doing by them of any act in connection with the foregoing matters shall conclusively establish their authority therefor from this Corporation and the approval and ratification by this Corporation of the papers and documents so executed and the action so taken; and it is

General Enabling Resolution

RESOLVED, that the officers of this Corporation be, and each of them acting alone hereby is, authorized and directed, by and on behalf of this Corporation and in its name, to take all such other actions, to cause to be prepared and filed all such other documents, to make all expenditures and to execute all instruments deemed by such officer(s) to be necessary or appropriate in carrying out the purposes of all of the foregoing resolutions.

Ratifying Resolution

RESOLVED FURTHER, that all actions by any and all officers and agents of this Corporation taken or performed prior to the date hereof in respect of the matters referred to in the foregoing resolutions be and such actions here by are, approved, ratified and confirmed in all respects.

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Stockholder Approval

RESOLVED FURTHER, this Corporation, as the sole stockholder of Merger Subsidiary and in accordance with applicable provisions of the New Jersey Business Corporation Act, hereby authorizes and approves the Merger, the Merger Agreement and the transactions contemplated thereby; and it is

RESOLVED, that the officers of Merger Subsidiary be, and each of them acting alone hereby is, authorized and directed, by and on behalf of Merger Subsidiary and in its name, to take all such other actions, to cause to be prepared and filed all such other documents, to make all expenditures and to execute all instruments deemed by such officer(s) to be necessary or appropriate in carrying out the purposes of all of the foregoing resolutions; and it is

RESOLVED FURTHER, that all actions by any and all officers and agents of Merger Subsidiary taken or performed prior to the date hereof in respect of the matters referred to in the foregoing resolutions be and such actions here by are, approved, ratified and confirmed in all respects.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned constituting the sole member of the Board has executed this Unanimous Written Consent as of the date first set forth above.

DIRECTORS:

Borivoje Vukadinovic

Gary A. Agron

Jovan Keeman

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Exhibit E

Officer’s Certificate of the Company

[See attached]

OFFICER’S CERTIFICATE

OF

NEWGEN BIOPHARMA CORPORATION

This Certificate is delivered pursuant to Section 3.2(e) of that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of as of July 22, 2010, by and among NewGen BioPharma Corporation, a New Jersey corporation (the “Company”), Retrospettiva, Inc., a California corporation (“Parent”), and Retrospettiva Acquisitions, Inc., a New Jersey corporation and wholly-owned subsidiary of Parent (the “Merger Subsidiary”).  Capitalized terms used herein but not otherwise defined shall have the meaning ascribed to them in the Merger Agreement.

The undersigned, in his capacity as an officer of the Company, and not individually, hereby certifies as follows:

1.  I am the duly elected, authorized and acting Chief Executive Officer of the Company.

2.  Each of the representations and warranties set forth in Article V of the Merger Agreement is true and correct in all respects, at and as of the date of the Merger Agreement and as of the Closing Date as though then made and as though the Closing Date were substituted for the date of the Merger Agreement throughout such representations and warranties (except that those representations and warranties that are made as of a specific date need only be true and correct in all respects as of such date), except where the failure of any such representations and warranties to be true and correct has not had, individually or in the aggregate, a Company Material Adverse Effect.

3.  The Company has performed in all material respects all the covenants and agreements required to be performed by it under the Merger Agreement at or prior to the date hereof.

4.  Attached hereto as Schedule 1 is a true and correct copy of the resolutions duly adopted by written consent of the Board of Directors of the Company, dated as of July __, 2010, which resolutions authorize the Company to execute, deliver and perform its obligations under the Merger Agreement and to consummate the Merger and other transactions contemplated thereby, and such resolutions have not in any way been rescinded or amended, have been in full force and effect at all times since their adoption up to and including the date hereof and are in full force and effect as of the date hereof.

5.  Attached hereto as Schedule 2 is a true and correct copy of resolutions duly adopted by written consent of the Company’s stockholders, dated July __, 2010, which resolutions authorize the Company to execute, deliver and perform its obligations under the Merger Agreement and to consummate the Merger and other transactions contemplated thereby, and such resolutions have not in any way been rescinded or amended, have been in full force and effect at all times since their adoption up to and including the date hereof and are in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ___ day of _______ 2010.

COMPANY: NewGen BioPharma Corporation By: Name: Dr. Navdeep Jaikaria Title: Chief Executive Officer

Schedule 1

Company Board of Directors Consent

[See attached]

RESOLUTIONS ADOPTED BY
THE UNANIMOUS WRITTEN CONSENT
OF THE BOARD OF DIRECTORS
OF
NEWGEN BIOPHARMA CORPORATION

July __, 2010

The undersigned, constituting the sole member of the Board of Directors (the “Board”) of NewGen BioPharma Corporation, a New Jersey corporation (“Corporation”), in accordance with the authority contained in this Corporation’s Bylaws and pursuant to the New Jersey Business Corporation Act, does hereby take the following actions, adopts the following resolutions, and transacts the following business via written consent (this “Written Consent”), to be effective as of the date first set above, and such actions and resolutions to have the same force and effect as though duly taken and adopted at a meeting of the Board, duly called and held:

Amendment to Certificate of Incorporation

WHEREAS, in connection with the Merger (as defined below), the Board deems it advisable and in the best interests of this Corporation and its stockholders to amend the Certificate of Incorporation of this Corporation (the “Certificate of Incorporation”) to effect a name change; and

WHEREAS, the Board desires to amend the Certificate of Incorporation as set forth on Exhibit A attached hereto (the “Amendment”).

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby approve and adopt the Amendment as provided in Exhibit A attached hereto, and authorizes and directs the officers of this Corporation, and each of them acting alone hereby is, authorized and directed, by and on behalf of this Corporation and in its name, to take all action and execute all such documents as may be necessary or appropriate in effecting the Amendment, including, filing the Amendment with the New Jersey Division of Revenue, which such filing shall be made subsequent to consummation of the Merger (as defined below).

Agreement and Plan of Merger

WHEREAS, the Board has determined that it is the best interests of this Corporation and its stockholders for this Corporation to effect a reverse merger with and into a company (or its wholly owned subsidiary) with a class of securities registered under Section 12 of the United States Securities Exchange Act of 1934, as amended, and listed or quoted for trading on any national securities exchange or national quotation system (the “Merger”);

WHEREAS, in connection with the Merger, the Board has reviewed and considered (i) the Letter of Intent with respect to the Merger attached hereto as Exhibit B (the “LOI”); (ii) the form of Agreement and Plan of Merger by and among this Corporation, Retrospettiva, Inc., a California corporation (“Parent”), and Retrospettiva Acquisitions, Inc., a New Jersey corporation and wholly owned subsidiary of Parent (the “Merger Subsidiary”), attached hereto as Exhibit C (the “Merger Agreement”); (iii) the Certificate Of Merger attached hereto as Exhibit D (the “Merger Certificate”) to be filed with the New Jersey Division of Revenue in connection with the Merger; (iv) the form of lock-up agreement attached hereto as Exhibit E (the “Lock-Up Agreement”); and (v) the form of resignation and release attached hereto as  Exhibit F (the “Resignation and Release”);

WHEREAS, pursuant to the Merger Agreement, Merger Subsidiary will merge with and into this Corporation, with this Corporation being the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent;

WHEREAS, upon effectiveness of the Merger, all of the properties, rights, privileges, powers and franchises of Merger Subsidiary will vest in the Surviving Corporation, and all of the debts, liabilities, duties and obligations of Merger Subsidiary will become the debts, liabilities, duties and obligations of the Surviving Corporation;

WHEREAS, upon effectiveness of the Merger, each outstanding share of this Corporation’s common stock, no par value, will be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement);

WHEREAS, upon effectiveness of the Merger, each share of the common stock, $0.00001 par value per share, of Merger Subsidiary then outstanding shall be converted into one share of the validly issued, fully paid and non-assessable authorized common stock of the Surviving Corporation; and

WHEREAS, the Board deems it advisable and in the best interests of this Corporation and its stockholders for this Corporation to effect the Merger, and the transactions contemplated in the Merger Agreement.

NOW, THEREFORE, BE IT RESOLVED, that the Merger, on the terms set forth in the Merger Agreement, be, and it hereby is, authorized and approved; and it is

RESOLVED FURTHER, that the LOI be, and it hereby is, authorized, ratified and approved in the form attached hereto as Exhibit B; and it is

RESOLVED FURTHER, that the Merger Agreement be, and it hereby is, authorized and approved in substantially the form attached hereto as Exhibit C; and it is

RESOLVED FURTHER, that the Merger Certificate be, and it hereby is, authorized and approved in substantially the form attached hereto as Exhibit D; and it is

RESOLVED FURTHER, that the Lock-Up Agreement be, and it hereby is, authorized and approved in substantially the form attached hereto as Exhibit E; and it is

RESOLVED FURTHER, that the Resignation and Release be, and it hereby is, authorized and approved in substantially the form attached hereto as Exhibit F; and it is

RESOLVED FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to execute and deliver the LOI and the Merger Agreement, with such modifications to the Merger Agreement, the Lock-Up Agreement and the Resignation and Release as such officers shall approve, such approval to be conclusively evidenced by such officer’s execution thereof; and it is

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RESOLVED, FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to execute, deliver or file, on behalf of this Corporation and in its name the Merger Certificate with such modifications, and any other documents, instruments and agreement determined by such officers to be necessary or proper for the completion of the Merger and the other actions contemplated by the Merger Agreement; and it is

RESOLVED, FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to perform, on behalf of this Corporation and in its name, all acts reasonably required by the Merger Agreement or the Merger Certificate; and it is

RESOLVED, FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to execute, deliver and file, on behalf of this Corporation and in its name, any instrument, certificate, agreement or document required to be executed, delivered or filed with the New Jersey Division of Revenue, or any other governmental agency in connection with the Merger, in each case in such form as such officer or officers may approve, which approval shall be conclusively established by the execution, delivery or filing of such agreement by such officer or officers; and it is

RESOLVED, FURTHER, that the terms of the Merger, the LOI, the Merger Agreement and the transactions contemplated thereby be submitted to the stockholders of this Corporation for their consideration and approval, and the Board hereby recommends that the stockholders of this Corporation approve the terms of the terms of the Merger, the LOI, the Merger Agreement and the transactions contemplated thereby.

RESOLVED, FURTHER, that the terms of the Merger, the Merger Agreement and the transactions contemplated thereby be submitted to the stockholders of this Corporation for their consideration and approval, and the Board hereby recommends that the stockholders of this Corporation approve the terms of the terms of the Merger, the Merger Agreement and the transactions contemplated thereby.

General Enabling Resolution

RESOLVED, that the officers of this Corporation be, and each of them acting alone hereby is, authorized and directed, by and on behalf of this Corporation and in its name, to take all such other actions, to cause to be prepared and filed all such other documents, to make all expenditures and to execute all instruments deemed by such officer(s) to be necessary or appropriate in carrying out the purposes of all of the foregoing resolutions.

Ratifying Resolution

RESOLVED FURTHER, that all actions by any and all officers and agents of this Corporation taken or performed prior to the date hereof in respect of the matters referred to in the foregoing resolutions be and such actions here by are, approved, ratified and confirmed in all respects.

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IN WITNESS WHEREOF, the undersigned constituting the sole member of the Board has executed this Unanimous Written Consent as of the date first set forth above.

DIRECTOR:

Navdeep S. Jaikaria, Ph.D.

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Schedule 2

Company Stockholder Consent

[See attached]

RESOLUTIONS ADOPTED BY

WRITTEN CONSENT
OF THE STOCKHOLDERS
OF
NEWGEN BIOPHARMA CORPORATION

July __, 2010

The undersigned, constituting all of the stockholders (collectively, the “Stockholders”), of NewGen BioPharma Corporation, a New Jersey corporation (“Corporation”), in accordance with the authority contained in this Corporation’s Bylaws and pursuant to the New Jersey Business Corporation Act, do hereby take the following actions, adopt the following resolutions, and transact the following business via written consent (this “Written Consent”), to be effective as of the date first set above, and such actions and resolutions to have the same force and effect as though duly taken and adopted at a meeting of the stockholders, duly called and held:

Amendment to Certificate of Incorporation

WHEREAS, in connection with the Merger (as defined below), the Board of Directors of this Corporation (the “Board”) deems it advisable and in the best interests of this Corporation and its stockholders to amend the Certificate of Incorporation of this Corporation (the “Certificate of Incorporation”) to effect a name change;

WHEREAS, the Board desires to amend the Certificate of Incorporation as set forth on Exhibit A attached hereto (the “Amendment”); and

WHEREAS, the Board has recommended that this Corporation’s stockholders approve and adopt the Amendment.

NOW, THEREFORE, BE IT RESOLVED, that the Amendment is hereby approved and adopted by the Stockholders, and that the officers of this Corporation be, and each of them alone hereby is, authorized and directed, by and on behalf of this Corporation and in its name, to take all action and execute all such documents as may be necessary or appropriate in effecting the Amendment, including, filing the Amendment with the New Jersey Division of Revenue.

Agreement and Plan of Merger

WHEREAS, the Board has determined that it is the best interests of this Corporation and its stockholders for this Corporation to effect a reverse merger with and into a company (or its wholly owned subsidiary) with a class of securities registered under Section 12 of the United States Securities Exchange Act of 1934, as amended, and listed or quoted for trading on any national securities exchange or national quotation system (the “Merger”);

WHEREAS, in connection with the Merger, the Board has reviewed and approved (i) the Letter of Intent with respect to the Merger, attached hereto as Exhibit B (the “LOI”); and (ii) the form of Agreement and Plan of Merger by and among this Corporation, Retrospettiva, Inc., a California corporation (“Parent”), and Retrospettiva Acquisitions, Inc., a New Jersey corporation and wholly owned subsidiary of Parent (the “Merger Subsidiary”), attached hereto as Exhibit C (the “Merger Agreement”);

WHEREAS, pursuant to the Merger Agreement, Merger Subsidiary will merge with and into this Corporation, with this Corporation being the surviving corporation in the Merger (the “Surviving Corporation”) and a wholly owned subsidiary of Parent;

WHEREAS, upon effectiveness of the Merger, all of the properties, rights, privileges, powers and franchises of Merger Subsidiary will vest in the Surviving Corporation, and all of the debts, liabilities, duties and obligations of Merger Subsidiary will become the debts, liabilities, duties and obligations of the Surviving Corporation;

WHEREAS, upon effectiveness of the Merger, each outstanding share of this Corporation’s common stock, no par value, will be converted into the right to receive the Merger Consideration (as defined in the Merger Agreement);

WHEREAS, upon effectiveness of the Merger, each share of the common stock, $0.00001 par value per share, of Merger Subsidiary then outstanding shall be converted into one share of the validly issued, fully paid and non-assessable authorized common stock of the Surviving Corporation; and

WHEREAS, the Board deems it advisable and in the best interests of this Corporation and its stockholders for the Company to effect the Merger, and the transactions contemplated in the Merger Agreement, and recommends that this Corporation’s stockholders approve the LOI, the Merger, the Merger Agreement and the transactions contemplated thereby.

NOW, THEREFORE, BE IT RESOLVED, that the Merger is hereby approved and adopted by the Stockholders; and it is

RESOLVED FURTHER, that the LOI and the Merger Agreement are hereby approved and adopted by the Stockholders; and it is

RESOLVED FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to execute and deliver the LOI and the Merger Agreement, with such changes and amendments to the Merger Agreement as either such officer shall approve, such approval to be conclusively evidenced by such officer’s execution thereof; and it is

RESOLVED, FURTHER, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to perform, on behalf of this Corporation and in its name, all acts reasonably required by the Merger Agreement.

Omnibus Resolutions

RESOLVED, that the officers of this Corporation be, and each of them alone hereby is, authorized and directed to do and perform any and all acts, including execution of documents and certificates, as such officers shall deem necessary or advisable, to carry out the purposes of the foregoing resolutions; and

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RESOLVED FURTHER, that any actions taken by such officers prior to the date of these resolutions that are within the authority conferred by these resolutions are hereby ratified, confirmed, and approved as the acts and deeds of this Corporation.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned, constituting at least a majority of the outstanding shares of this Corporation, have executed this Written Consent as of the date first set forth above.

STOCKHOLDERS:

Navdeep S. Jaikaria, Ph.D.

Thomas Korula

Abu Alam, Ph.D.

Dinesh Shenoy

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